Exhibit 99.3
TGI AUSTRALIA LIMITED
ABN 12 000 041 458
Financial Report
31 DECEMBER 2007
Contents:

Page
Financial Report
Financial Statements
- Income Statement	1
- Balance Sheet	2
- Statement of Changes in Equity	3
- Cash Flow Statement	4
Notes to the Financial Statements	5
Report of Independent Auditors	32

TGI Australia Ltd
Income Statement
For the year ended 31 December 2007

		31 Dec 07	31 Dec 06
	Note	$’000	$’000

Direct Premium Revenue		1,739	1,622
Outwards reinsurance expense		257	722

Net premium revenue	5	1,482	900

Direct claims expense/(benefit)		(10,538)	21,335
Reinsurance and other recoveries revenue		995	23,863

Net claims incurred	6	(11,533)	(2,528)

Other underwriting income		223	548

Other underwriting expenses		43	61

Underwriting expenses	7	43	61

Underwriting result		13,195	3,915

Net investment revenue	8	8,435	6,386
General and administration expenses	7	3,218	2,240

Net profit before tax		18,412	8,061

Income tax expense	9	6,262	2,610

Net profit attributable to members of TGI Australia Ltd		12,150	5,451

The above Income Statement should be read in conjunction with the accompanying notes.

TGI Australia ABN 12 000 041 458	1 of 32

TGI Australia Ltd
Balance Sheet
As at 31 December 2007

		31 Dec 07	31 Dec 06
	Note	$’000	$’000
Current Assets
Cash and cash equivalents	24	1,596	971
Receivables	10	1,210	7,458
Reinsurance and other recoveries receivable	11	12,711	14,566
Other financial assets	12	93,882	80,320
Other	13	356	364

Total Current Assets		109,755	103,679

Non — Current Assets
Reinsurance and other recoveries receivable	11	23,595	27,778
Other financial assets	12	51,906	63,686
Deferred tax assets	9	4,099	5,708

Total Non — Current Assets		79,600	97,172

Total Assets		189,355	200,851

Current Liabilities
Unearned premiums	14	834	750
Outstanding claims liability	15	19,161	24,868
Payables	16	904	1,490
Current tax liability		2,751	—

Total Current Liabilities		23,650	27,108

Non — Current Liabilities
Outstanding claims liability	15	61,623	81,815
Deferred tax liability	9	29	25

Total Non — Current Liabilities		61,652	81,840

Total Liabilities		85,302	108,948

Net Assets		104,053	91,903

Shareholder’s Equity
Issued Capital	17	30,000	30,000
Retained profits	18	74,053	61,903

Total Shareholder’s Equity		104,053	91,903

The above Balance Sheet should be read in conjunction with the accompanying notes.

TGI Australia ABN 12 000 041 458	2 of 32

TGI Australia Ltd
Statement of Changes in Equity
For the year ended 31 December 2007

		Retained
	Issued Capital	Earnings	Total
	$’000	$’000	$’000

Balance as at 1 January 2007	30,000	61,903	91,903
Net Profit/(loss) after income tax	—	12,150	12,150
Other changes in equity- Dividends paid	—	—	—

Balance as at 31 December 2007	30,000	74,053	104,053

Balance as at 1 January 2006	30,000	76,452	106,452
Net Profit/(loss) after income tax	—	5,451	5,451
Other changes in equity- Dividends paid	—	(20,000)	(20,000)

Balance as at 31 December 2006	30,000	61,903	91,903

The above Statement of Changes in Equity should be read in conjunction with the accompanying notes.

TGI Australia ABN 12 000 041 458	3 of 32

TGI Australia Ltd
Cashflow Statement
For the year ended 31 December 2007

		31 Dec 07	31 Dec 06
	Note	$’000	$’000

Cash flows from operating activities

Premium received		1,150	818
Reinsurance recoveries received		6,419	23,557
Other sundry receipts		15	52
Outward reinsurance paid		(249)	(121)
Claims paid		(12,450)	(28,382)
Distributions received		372	1,459
Interest received		3,700	6,599
Investment expenses		(139)	(253)
Other underwriting expenses		(2,346)	(4,839)
Income taxes paid		1,726	(5,324)

Net cash flows from operating activities	24	(1,802)	(6,434)

Cash flows from investing activities
Loans advanced to related parties		(10,000)	(10,000)
Purchase of investments		(82,064)	(70,637)
Sale of investments		92,870	108,035

Net cash flows from investing activities		806	27,398

Cash flows from financing activities
Dividends paid		—	(20,000)

Net cash flows from financing activities		—	(20,000)

Net (decrease)/increase in cash		(996)	964

Cash at the beginning of the year		2,592	1,628

Cash at the end of the year	24	1,596	2,592

The above Cash Flow Statement should be read in conjunction with the accompanying notes.

TGI Australia ABN 12 000 041 458	4 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
1. SUMMARY OF ACCOUNTING POLICIES
Basis of Accounting
This Financial Report, comprising the financial statements and the notes thereto, complies with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Where necessary, comparative information has been reclassified to be consistent with current period disclosures.
The Financial Report has been prepared in accordance with the historical cost convention except for investments, which have been measured at fair value.
Accounting judgements and estimates
In the course of its operations the company applies judgements and makes estimates that affect the amounts recognised in the financial report. Estimates are based on a combination of historical experience and expectations of future events that are believed to be reasonable at the time.
Accounting Standards issued but not yet effective
Accounting Standards that have recently been issued or amended but are not yet effective have not been adopted for the reporting period ending 31 December 2007, except IFRS8 Operating Segments. The adoption of IFRS8 has removed the requirement for Operating Segment disclosures in this Financial Report.
When applied in future periods, all other recently issued or amended standards are not expected to have a material impact on the company’s results or financial position; however they may impact Financial Report disclosures.
Changes in accounting policy
Since 1 January 2007, the company has adopted a number of Accounting Standards and Interpretations which were mandatory for annual periods beginning on or after 1 January 2007. Adoption of these Standards and Interpretations has not had any effect on the financial position or performance of the Company.
Operating revenue
Operating revenue comprises general insurance earned premiums, recoveries, investment income and interest income. Investment income is brought to account on an accrual basis. Other underwriting income comprises of sundry receipts.
Premium Revenue and Unearned premiums
(i) Premium revenue
General insurance premiums comprise amounts charged to policyholders or other insurers, including fire service levies, but excluding stamp duties and GST collected on behalf of third parties. The earned portion of premiums received and receivable, including unclosed business, is recognised as operating revenue. Movements in the provisions for impairment of premium receivables have been included in premium revenue.
(ii) Unearned premiums
Unearned premiums represent premium revenue attributable to future accounting periods. Unearned premium is determined by apportioning the premiums written in the year evenly over the period of insurance cover, reflecting the pattern in which risk emerges under these policies.

TGI Australia ABN 12 000 041 458	5 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
1. SUMMARY OF ACCOUNTING POLICIES (continued)
Unexpired risk liability
The adequacy of the unearned premium liability in respect of each class of business is assessed by considering current estimates of all expected future cash flows relating to future claims covered by current insurance contracts.
If the present value of the expected future cash flows relating to future claims exceeds the unearned premium liability less related intangible assets and related deferred acquisition costs then the unearned premium liability is deemed to be deficient.
The entire deficiency is recognised immediately in the income statement. The deficiency is recognised first by writing down any related intangible assets and then related deferred acquisition costs, with any excess being recorded in the balance sheet as an unexpired risk liability.
Outstanding Claims
The liability for outstanding claims is measured as the best estimate of the present value of expected future payments against claims incurred at the reporting date under general insurance contracts issued by the Company, with an additional risk margin to allow for the inherent uncertainty in the best estimate.
The expected future payments include those in relation to claims reported but not yet paid; claims incurred but not reported (IBNR), claims incurred but not enough reported (IBNER) and anticipated claims handling costs.
Claims handling costs include costs that can be associated directly with individual claims, such as legal and other professional fees, and costs that can only be indirectly associated with individual claims, such as claims administration costs.
The liability includes an allowance for inflation and superimposed inflation and is measured as the present value of the expected future ultimate cost of settling claims. The expected future payments are discounted to present value using a risk free rate.
A risk margin is applied to the outstanding claims liability, net of reinsurance and other recoveries, to reflect the inherent uncertainty in the best estimate. This risk margin increases the probability that the net liability is adequately provided for to a 75% confidence level.
Outwards reinsurance premium expense and deferred reinsurance premium
Premiums ceded to reinsurers are recognised as an expense over the period of cover using the methods applicable to premium revenue as set out in the premium revenue note above.
Reinsurance and other recoveries
Reinsurance and other recoveries consist of receivables on paid claims and outstanding claims and are recognised as revenue when claims are paid or the outstanding claim is raised. Reinsurance receivables are discounted to present value consistent with the discounting of outstanding claims. A provision for impairment is recognised when there is objective evidence that the Company will not be able to collect all the amounts due according to the original terms of the receivables. The impairment charge is recognised in the income statement. Bad debts are written off as incurred.
Fire brigade levies and other statutory charges
A liability for fire brigade levies and other statutory charges is recognised on business written to the balance date. Levies and charges payable are expensed on the same basis as the recognition of the related premium revenue, with the portion relating to unearned premiums being reported as deferred statutory charges.

TGI Australia ABN 12 000 041 458	6 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
1. SUMMARY OF ACCOUNTING POLICIES (continued)
Investment Income
Dividend and interest income is recognised in the income statement on an effective interest method when the entity obtains control of the right to receive the revenue.
Realised gains and losses represent the change in value between the previously reported value and the amount received on sale of the asset. Unrealised gains and losses represent changes in the fair value of financial assets recognised in the period.
Assets backing general insurance liabilities
As part of its investment strategy, the Company actively manages its investment portfolio to ensure that investments mature in accordance with the expected pattern of future cash flows arising from general insurance liabilities.
The Company has determined that all assets are held to back general insurance liabilities on the basis that all assets of the Company are available for the settlement of claims if required. The following policies apply to assets held to back general insurance liabilities.
Financial assets
Financial assets are designated at fair value through profit or loss. Initial recognition is at cost in the balance sheet and subsequent measurement is at fair value with any resultant unrealised gains or losses recognised in the income statement. Details of fair value for the different types of financial assets are listed below:
Cash and cash equivalents
Cash and cash equivalents comprise cash on hand that is available on demand and deposits held at call with financial institutions. Cash and cash equivalents are carried at fair value, being the principal amount. For the purposes of the cash flow statement, cash also includes other highly liquid investments not subject to significant risk of change in value.
Cash trusts
The fair value of units in a listed cash trust reflects the quoted bid price at balance date. There is no reduction for realisation costs in the value of units in a cash trust. Unlisted unit trusts are recorded at fund managers valuations.
Debt securities
Debt securities are initially recognised at fair value, representing the purchase cost of the asset exclusive of any transaction costs. Debt securities are subsequently measured at fair value, with any realised and unrealised gains or losses arising from changes in the fair value being recognised in the income statement for the period in which they arise. The fair value of a traded interest bearing security reflects the bid price at balance date. Interest bearing securities that are not frequently traded are valued by discounting the estimated recoverable amounts, using prevailing interest rates. Debt securities are accounted for on a trade date basis.
Derivatives
Derivatives are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently measured at their fair value. All derivatives are carried as assets when their fair value is positive, and as liabilities when their fair value is negative. Derivatives are exchange traded and are fair valued using their publicly quoted bid price on the date of valuation.

TGI Australia ABN 12 000 041 458	7 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
1. SUMMARY OF ACCOUNTING POLICIES (continued)
Income Tax
Income tax
Income tax expense is the tax payable on taxable income for the current period based on the income tax rate for each jurisdiction, adjusted by changes in deferred tax assets and liabilities attributable to: (i) temporary differences between the tax bases of assets and liabilities and their balance sheet carrying amounts, and (ii) unused tax losses.
Deferred tax
Deferred tax assets and liabilities are recognised for temporary differences at the tax rates expected to apply when the assets are recovered or liabilities are settled, based on those tax rates which are enacted or substantively enacted for each jurisdiction.
The relevant tax rates are applied to the cumulative amounts of deductible and taxable temporary differences to measure the deferred tax asset or liability. An exception is made for certain temporary differences arising from the initial recognition of an asset or a liability. No deferred tax asset or liability is recognised in relation to these temporary differences if they arose in a transaction, other than a business combination, that at the time of the transaction did not affect either accounting profit or taxable profit or loss.
Deferred tax assets are recognised for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilise those temporary differences and losses.
Deferred tax liabilities and assets are not recognised for temporary differences between the carrying amount and tax bases of investments in controlled entities where the parent entity is able to control the timing of the reversal of the temporary differences and it is probable that the differences will not reverse in the foreseeable future.
Tax Consolidation
AMP Limited, TGI Australia Ltd and certain other wholly owned controlled entities of AMP Limited comprise a tax-consolidated group of which AMP Limited is the head entity. The implementation date for the tax-consolidated group was 30 June 2003.
Under tax consolidation, AMP Limited as head entity, assumes the following balances from subsidiaries within the tax-consolidated group:
(i) Current tax balances arising from external transactions recognised by entities in the tax-consolidated group occurring after the implementation date, and;
(ii) Deferred tax assets arising from unused tax losses and unused tax credits recognised by entities in the tax-consolidated group occurring after the implementation date.
A tax funding agreement has been entered into by the head entity and the controlled entities in the tax-consolidated group. Controlled entities in the tax-consolidated group will continue to be responsible, by the operation of the tax funding agreement, for funding tax payments required to be made by the head entity arising from underlying transactions of the controlled entities. Controlled entities will make (receive) contributions to (from) the head entity for the balances recognised by the head entity described in (i) and (ii) above. The contributions will be calculated in accordance with the tax funding agreement.
Assets and liabilities which arise as a result of differences between the periods in which the underlying transactions occur, and the period in which the funding payments under the tax funding agreement are made, are recognised as intercompany balances receivable and payable in the balance sheet. The recoverability of balances arising from the tax funding arrangements is based on the ability of the tax-consolidated group to utilise the amounts recognised by the head entity.
The entity will be required to make a payment to terminate its liability under the tax funding agreement if it leaves the tax consolidation group.

TGI Australia ABN 12 000 041 458	8 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
1. SUMMARY OF ACCOUNTING POLICIES (continued)
Goods and Services Tax (GST)
All revenues, expenses and assets are recognised net of any GST paid, except where they relate to products and services which are input taxed for GST purposes or the GST incurred is not recoverable from the relevant tax authorities. In such circumstances, the GST paid is recognised as part of the cost of acquisition of the assets or as part of the particular expense.
Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from or payable to the tax authorities is included as a receivable or payable in the balance sheet.
Cash flows are reported on a gross basis reflecting any GST paid or collected. The GST component of cash flows arising from investing or financing activities which are recoverable from, or payable to, local tax authorities are classified as operating cash flows.
Foreign currency transactions and translation
Functional and presentation currency
Items included in the financial statements are measured using the currency of the primary economic environment in which that entity operates (the functional currency). The presentation currency of this financial report, and the functional currency, is Australian dollars.
Transactions and balances
Income and expense items denominated in a currency other than the functional currency are translated at the spot exchange rate at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at balance sheet date, with exchange gains and losses recognised in the income statement. The corresponding foreign currency translations of overseas outstanding claims liabilities and receivables are reported as a component of claims expense and premium revenue, respectively. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.
Receivables
Receivables are financial assets and are measured at fair value. Given the short-term nature of most receivables, the recoverable amount approximates fair value. A provision for impairment is recognised when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The impairment charge is recognised in the income statement. Bad debts are written off as incurred.
Payables
Trade creditors and accruals are recognised as liabilities for amounts to be paid in the future for goods and services received, whether or not billed to the entity.
Amounts Due To or From Related Parties
Amounts are carried at fair value being nominal amounts due and payable. Interest is taken up as income on an accrual basis. A provision for impairment is recognised when there is objective evidence that the related party will not be able to pay its debt.

TGI Australia ABN 12 000 041 458	9 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
2. CRITICAL ACCOUNTING JUDGEMENTS AND ESTIMATES
The Company makes estimates and assumptions in respect of certain key assets and liabilities. Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The key areas in which critical estimates and judgements are applied are described below.
(a) The ultimate liability arising from claims made under insurance contracts
Provision is made at year-end for the estimated cost of claims incurred but not settled at the balance sheet date, including the cost of claims incurred but not yet reported to the Company.
The estimated cost of claims includes direct expenses to be incurred in settling claims gross of the expected value of salvage and other recoveries. The Company takes all reasonable steps to ensure that it has appropriate information regarding its claims exposures. However, given the uncertainty in establishing claims provisions, it is likely that the final outcome will prove to be different from the original liability established.
The estimation of claims incurred but not reported (“IBNR”) is generally subject to a greater degree of uncertainty than the estimation of the cost of settling claims already notified to the Company, where more information about the claim event is generally available. IBNR claims may often not be reported to the insurer until many years after the events giving rise to the claims has happened. The liability class of business will typically display greater variations between initial estimates and final outcomes because there is a greater degree of difficulty in estimating IBNR reserves. For the short tail class, claims are typically reported soon after the claim event, and hence tend to display lower levels of volatility. In calculating the estimated cost of unpaid claims the Company uses a variety of estimation techniques, generally based upon analysis of historical experience, which assumes that the development pattern of the current claims will be consistent with past experience. Allowance is made, however, for changes or uncertainties which may create distortions in the underlying statistics or which might cause the cost of unsettled claims to increase or reduce when compared with the cost of previously settled claims including:
•	changes in Company processes which might accelerate or slow down the development and/or recording of paid or incurred claims, compared with the statistics from previous periods;

•	changes in the legal environment;

•	the effects of inflation;

•	the impact of large losses;

•	movements in industry benchmarks.
Where possible the Company adopts multiple techniques to estimate the required level of provisions. This assists in giving greater understanding of the trends inherent in the data being projected. The projections given by the various methodologies also assist in setting the range of possible outcomes. The most appropriate estimation technique is selected taking into account the characteristics of the business class and the extent of the development of each accident year.
Provisions are calculated gross of any reinsurance recoveries. A separate estimate is made of the amounts that will be recoverable from reinsurers based upon the gross provisions.
Details of specific assumptions used in deriving the outstanding claims liability at year-end are detailed in note 3.
(b) Assets arising from reinsurance contracts
Assets arising from reinsurance contracts are also computed using the above methods. In addition, the recoverability of these assets is assessed on a periodic basis to ensure that the balance is reflective of the amounts that will ultimately be received, taking into consideration factors such as counterparty and credit risk. Impairment is recognised where there is objective evidence that the Company may not receive amounts due to it and these amounts can be reliably measured.

TGI Australia ABN 12 000 041 458	10 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
3. ACTUARIAL METHODS AND ASSUMPTIONS
Claims estimates are derived from analysis of the results of several different actuarial models. These models take case estimates as well as payments into account and assume that reported incurred amounts or reported payment amounts will develop steadily from period to period. Other models adopt an ultimate loss ratio for each year that reflects both the long term expected level, as well as incorporating recent experience. The analysis is performed by accident year for the direct insurance class.
Claims are first estimated on an undiscounted basis and are then discounted to allow for the time value of money. The valuation methods adopted include an implicit allowance for future inflation but do not identify the explicit rate. This allows for both general economic inflation as well as any superimposed inflation detected in the modelling of payments experience. Superimposed inflation arises from non-economic factors such as developments of legal precedent.
The liability class of business may be subject to the emergence of new types of latent claims, but no specific allowance is included for this as at the balance sheet date. Such uncertainties are considered when setting the risk margin appropriate for this class.
A description of the processes used to determine the key assumptions is provided below:
The average weighted term to settlement is calculated separately by class of business, based on historical settlement patterns.
The reinsurance percentage is calculated based on past reinsurance recovery rates and the structure of the reinsurance arrangements in place.
The discount rates are derived from market yields on Government securities as at the balance date, in the currency of the expected claim payments.
Expense rate. Claim handling expenses are calculated based on the projected costs of administering the remaining claims until expiry.
The ultimate to incurred claims ratio is derived by accident or underwriting year based on historical development of claims from period to period.
The effect of changes in the assumptions have been shown in the reconciliations of general insurance assets and liabilities in Note 15.
Process for determining risk margin
The risk margin was determined initially for each portfolio, allowing for the uncertainty of the outstanding claims estimate for each portfolio. Uncertainty was analysed for each portfolio taking into account past volatility in general insurance claims, potential uncertainties relating to the actuarial models and assumptions, the quality of the underlying data used in the models, and the general insurance environment. The estimate of uncertainty is generally greater for long tailed classes when compared to short tail classes due to the longer time until settlement of outstanding claims.
The overall risk margin was determined allowing for diversification between the different portfolios and the relative uncertainty of each portfolio. The assumptions regarding uncertainty for each class were applied to the net central estimates, and the results were aggregated, allowing for diversification in order to arrive at an overall provision that is intended to have a 75% probability of adequacy.

	2007	2006
	%	%

Risk Margins applied	18.8	29.0

TGI Australia ABN 12 000 041 458	11 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
3. ACTUARIAL METHODS AND ASSUMPTIONS (continued)
Sensitivity analysis — general insurance contracts
There are a number of variables which impact the amounts recognised in the financial statements arising from insurance contracts.
The profit or loss and equity of the Company are sensitive to movements in a number of key variables as described below.

Variable	Description of variable

Average weighted term to settlement	Expected payment patterns are used in determining the outstanding claims liability. A decrease in the average term to settlement would lead to claims being paid sooner than anticipated.

Discount rate	The outstanding claims liability is calculated by reference to expected future payments. These payments are discounted to adjust for the time value of money.

Expense rate	An estimate for the internal costs of administering claims is included in the outstanding claims liability.

Ultimate to incurred claims ratio	The estimated ultimate claims cost is generally greater than the claims reported as incurred to date, due to claims that are incurred but not reported (IBNR) or due to future developments on existing claims.

Reinsurance percentage	Assumes money will be recoverable from reinsurers on future claims paid.
The following table provides an analysis of the sensitivity of the profit after income tax and total equity to changes in these assumptions both gross and net of reinsurance.
2007

	Change in		Assumption at 12/07		Profit/(Loss) (after tax)
Variable	variable		Gross %	Net %	Gross $’000	Net $’000
Average weighted term to settlement	+0.5	year	3.3	3.7	1,671	984
	-0.5	year	3.3	3.7	(1,767)	(1,015)

Reinsurance percentage		+1%	n/a	8.0	—	52
(as % of gross IBNR)		-1%	n/a	8.0	—	(52)

Discount Rate[1]		+1%	6.4	6.2	1,522	1016
		-1%	6.4	6.2	(1,629)	(1,095)

Expense Rate		+1%	17.0	n/a	(474)	(474)
		-1%	17.0	n/a	474	474

Ultimate to incurred claims ratio[2]		+1%	101.7	n/a	(3,310)	(1,966)
		-1%	101.7	n/a	1,497	810

1 —	This sensitivity reflects the liability movements only. As assets are invested to match the term of liabilities, there is little overall profit impact from a change to interest rates.

2 —	This ratio has only been adjusted for years that are not considered to be fully developed.

TGI Australia ABN 12 000 041 458	12 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
3. ACTUARIAL METHODS AND ASSUMPTIONS (continued)
2006

	Change in		Assumption at 12/06		Profit/(Loss) (after tax)
Variable	variable		Gross %	Net %	Gross $’000	Net $’000
Average weighted term to settlement	+0.5	year	3.3	3.6	2,010	1,347
	-0.5	year	3.3	3.6	(2,214)	(1,387)

Reinsurance percentage		+1%	n/a	9.0	—	97
(as % of gross IBNR)		-1%	n/a	9.0	—	(97)

Discount Rate[1]		+1%	5.9	5.9	2,058	1,437
		-1%	5.9	5.9	(2,201)	(1,543)

Expense Rate		+1%	17.3	17.3	(623)	(623)
		-1%	17.3	17.3	623	623

Ultimate to incurred claims ratio[2]		+1%	102.5	102.5	(3,732)	(2,355)
		-1%	102.5	102.5	2,066	1,392

1 —	This sensitivity reflects the liability movements only. As assets are invested to match the term of liabilities, there is little overall profit impact from a change to interest rates.

2 —	This ratio has only been adjusted for years that are not considered to be fully developed.
4. RISK MANAGEMENT POLICIES AND PROCEDURES & FINANCIAL INSTRUMENTS
The company’s policies and procedures in respect of managing risks are set out in this note below.
The Board has ultimate responsibility for risk management and governance, including ensuring an appropriate risk framework is in place and is operating effectively. There are, however, other bodies and individuals associated with the Company that manage and monitor financial risk.
The Board
The Board is responsible for the approval of policy regarding shareholder capital investment strategy, policyholder asset and liability strategy and setting the financial risk appetite.
The Audit Committee
The Audit Committee is responsible for ensuring the existence of effective financial risk management policies and procedures.
The Approved Actuary
The Approved Actuary is responsible for reporting on solvency and capital adequacy. A Financial Condition report (FCR) and an Insurance Liability Valuation report (ILVR) must be provided to the Board and the Australian Prudential Regulatory Authority (APRA) at least annually, the ILVR must be peer reviewed annually by an external independent actuary. The Insurance Act also imposers obligations on the Approved Actuary to bring to the attention of the company or in certain circumstances APRA any matter that the Approved Actuary thinks requires action to be taken to avoid prejudice in the interests of the policy holders.

TGI Australia ABN 12 000 041 458	13 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
4. RISK MANAGEMENT POLICIES AND PROCEDURES & FINANCIAL INSTRUMENTS (Continued)
As part of the overall governance framework the and in accordance with Prudential Standards GPS 220 Risk Management and GPS 230 Reinsurance Management issued APRA, the Board and senior management have developed, implemented and maintain a sound and prudent Risk Management Strategy (RMS) and a Reinsurance Management Strategy (REMS).
The RMS and REMS identify the Company’s policies and procedures, processes and controls that comprise its risk management and control systems. These systems address all material risks, financial and non-financial, likely to be faced by the Company. Annually, the Board certifies to APRA that adequate strategies have been put in place to monitor those risks, that the Company has systems in place to ensure compliance with legislative and prudential requirements and that the Board has satisfied itself as to the compliance with the RMS and REMS. The RMS and REMS have been approved by both the Board and APRA.
Key aspects of the processes established in the RMS to mitigate risks include:
•	A formal regular process of risk identification and evaluation, supplemented by a documented control assessment process, is completed by management and communicated to the Board in line with the Board approved Risk Management Strategy.

•	Actuarial models, using information from management information systems, to monitor claims patterns and other relevant statistics. Past experience and statistical methods are used as part of the process.

•	The maintenance and use of various specialist information systems, which provide up to date and reliable data on claims liabilities.

•	Documented procedures that are followed by claims staff that are experienced in the various classes of business previously written.

•	Reinsurance has been used, particularly in the early period of the run-off to limit the Company’s exposure to large single claims. The REMS provides that exposures continue to be monitored and where feasible reinsurance be purchased as means of limiting risk.

•	The mix of investment assets is driven by the nature and term of the insurance liabilities. The management of assets and liabilities is closely monitored in an attempt to match the maturity dates of assets with the expected pattern of claim payments.
Risk and Mitigation
The Company’s activities expose it to a variety of risks.
The major risks associated with insurance contracts include:
a)	Development of claims

There is a possibility that changes may occur in the estimate of our obligations at the end of a contract period. The tables in note 15 show the estimates of total ultimate claims at successive year-ends.

b)	Terms and conditions of direct and inwards reinsurance business

There is limited scope to improve the existing terms and conditions. The company has been in orderly run off since 1999, and no new contracts have been entered into since that time with the exception of riskcap.

c)	Concentration of insurance risk

The exposure to concentrations of insurance risk can be mitigated with the purchase of reinsurance where management believes that the price /risk transfer is suitable.

TGI Australia ABN 12 000 041 458	14 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
4. RISK MANAGEMENT POLICIES AND PROCEDURES & FINANCIAL INSTRUMENTS (Continued)
Financial risks include:
Market risk

a)	Interest rate risk

Interest rate risk arises to the extent that there is a mismatch between the fixed-interest portfolios used to back the outstanding claims liability and those outstanding claims. The interest rate risk is managed by matching the duration profiles of the investments assets and the outstanding claims liability.

The accounting policy notes describe the policies used to measure and report the assets and liabilities of the Company. Where the applicable market value is determined by discounting future cash flows, movements in interest rates will result in a reported unrealised gain or loss in the profit and loss account.

AMP Capital Investors Limited manages the investment portfolios on behalf of the Company. The Company seeks to reduce its interest rate risk through the use of investment portfolios as a hedge against its insurance liabilities. To the extent that these assets and liabilities can be matched, unrealised gains or losses on revaluation of liabilities resulting from interest rate movements will be offset by unrealised losses or gains on revaluation of investment assets.

Interest rate sensitivity analysis

The following table demonstrates the impact of a 100 basis point change in Australian interest rates, with all other variables held constant, on the company’s shareholder profit after tax. It is assumed that the change occurs as at the reporting date (31 December) and there are concurrent movements in interest rates and parallel shifts in yield curves.

	31 Dec 07	31 Dec 06
	Impact on Profit	Impact on Profit
Change in Variable	after tax $’000	after tax $’000
+100 basis points	(697)	(1,000)
- 100 basis points	697	1,000
b)	Foreign Currency risk analysis

Currency risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in exchange rates.

The Company’s financial assets are all held in Australian dollars. This matches the currency profile of the liabilities with the exception of some policies written in USD. As a result the entity is exposed to some currency mismatch.

Other exposures to foreign currency are immaterial.

Foreign Currency sensitivity analysis

The following table demonstrates the impact of a 10% increase or decrease in the Australian dollar against the USD, where the USD is seen as the relevant proxy of liabilities. It is assumed that the relevant change occurs at reporting date.

	31 Dec 07	31 Dec 06
	Impact on Profit	Impact on Profit
Change in Variable	after tax $’000	after tax $’000
+10%	(710)	(1,033)
– 10%	710	1,033

TGI Australia ABN 12 000 041 458	15 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
4.	RISK MANAGEMENT POLICIES AND PROCEDURES & FINANCIAL INSTRUMENTS (Continued)

Liquidity risk

Liquidity risk is the risk that the Company will not be able to met its debt obligations or other cash outflows as they fall due because of lack of liquid assets. The Company manages liquidity risk by maintaining adequate reserves and by continuously monitoring forecast and actual cash flows and matching the maturity profiles of assets and liabilities. As required by APRA prudential Standard GPS 220, the Company has developed and implemented a risk management strategy which is described earlier in this note to control this risk.

The table below summaries the maturity profile of the company’s financial liabilities at 31 December based on contractual undiscounted obligations.
31 Dec 07

	$’000	$’000	$’000	$’000	$’000
	Up to 1 year	2 to 3 years	4 to 5 years	Over 5 years	Total
Financial liabilities:
Payables	904	—	—	—	904
Deferred Tax Liability	—	10	7	12	29
Derivatives	—	136	—	62	198

Total	904	146	7	74	1,131

31 Dec 06

	$’000	$’000	$’000	$’000	$’000
	Up to 1 year	2 to 3 years	4 to 5 years	Over 5 years	Total
Financial liabilities:
Payables	1,490	—	—	—	1,490
Deferred tax liability	—	9	6	10	25
Derivatives	—	177	—	16	193

Total	1,490	186	6	26	1,708

Credit risk
Credit risk is the risk of loss that arises from a counterparty failing to meet their contractual commitments in full and on time, or from losses arising from the change in value of traded financial instruments as a result of changes in credit risk on that instrument.
Credit risk arising from exposure to individual counter parties in the investment portfolios is managed by the investment manager, AMP Capital Investors’ Compliance and Business Risk team, according to a separate investment mandate approved by the Board which aims to duration band match the insurance liability profile within specified credit criteria constraints. Compliance with the mandate is reported to the Board of Directors.
Credit risk in trade receivables in managed by analysing the credit ratings of the underlying debts.
Other than loans to related parties, there are no significant concentrations of credit risk.

TGI Australia ABN 12 000 041 458	16 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
4. RISK MANAGEMENT POLICIES AND PROCEDURES & FINANCIAL INSTRUMENTS (Continued)
Credit exposure by credit rating
The table below provides information regarding the credit risk exposure of the Company by classifying assets according to the Company’s credit rating of counter parties:

	31 Dec 07		31 Dec 06
	Reinsurance & Other	Other Financial	Reinsurance & Other	Other Financial
	Recoveries	Instruments	Recoveries	Instruments
	$000	$000	$000	$000
AAA	7,652	47,849	9780	60,345
AA	9,692	85,460	11,707	70,581
A	15,437	4,765	18,736	5,843
BBB			14
Below BBB
Not rated	6,197	7,714	4,555	7,237

Total	38,978	145,788	44,292	144,006

The following table provides an aged analysis of financial assets neither past due or impaired, past due and not impaired and impaired assets. Impairment is calculated in accordance with note 1.

	Neither past	Past due but not impaired
	due nor	Under	More than
	impaired	90 days	91 days	Impaired	TOTAL
31 Dec 07	$000	$000	$000	$000	$000
Receivables	1,167	43			1,210
Reinsurance and Other recoveries	30,578	362	824	7,214	38,978
Other Financial Instruments	145,788				145,788

	Neither past	Past due but not impaired
	due nor	Less than	More than
	impaired	90 days	91 days	Impaired	TOTAL
31 Dec 06	$000	$000	$000	$000	$000
Receivables	7,450	8			7,458
Reinsurance and Other recoveries	35,824	218	5,413	2,837	44,292
Other Financial Instruments	144,006				144,006

TGI Australia ABN 12 000 041 458	17 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
4. RISK MANAGEMENT POLICIES AND PROCEDURES & FINANCIAL INSTRUMENTS (Continued)
Fair Value
Details of the significant accounting policies and methods adopted, including the criteria for recognition, the basis of measurement and the basis on which revenue and expenses are recognised, in respect of each class of financial asset, financial liability and other investments are under and in Note 1.
Categories of financial instruments

		2007	2006
	Note	$’000	$’000
Financial assets
Reinsurance and other recoveries	11	36,306	42,344
Fair value through the profit and loss:
Loans to related parties	23	73,070	58,715
Receivables	10	1,210	7,458
Cash & cash equivalents	24	1,596	971
Other financial assets	12	145,788	144,006
Financial Liabilities
Payables	16	904	1,490
Income tax payable		2,751	—
Deferred Tax Liability	9	29	25
The recorded bid price equates to net fair value for listed debt and equity securities. For derivative contracts, fair value equates to the unrealised gain/loss on the outstanding contract. For the following financial instruments, the cost carrying amount is considered to equate to their fair value:
•	cash deposits
•	loans to related parties
•	receivables
•	payables.
Derivative transactions
The Company uses derivatives in the following way:
Investment management operations
Authority has been given to the investment managers to use derivatives in managing the investment portfolios. There may be various reasons why investment in derivatives is more appropriate than investment in the underlying physical asset including hedging, liquidity and pricing.
The types of derivatives, which the investment manager can use include, interest rate swaps and futures, share price index futures and forward currency agreements.

TGI Australia ABN 12 000 041 458	18 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
4. RISK MANAGEMENT POLICIES AND PROCEDURES & FINANCIAL INSTRUMENTS (Continued)
Extent of derivative transactions

	Notional	Fair	Notional	Fair
	value	value	value	value
	2007	2007	2006	2006
	$’000	$’000	$’000	$’000
Investment management operations
Interest Rate Swap Contracts	—	—	1,800	(40)
Interest Rate Futures Contracts	19,366	(111)	19,286	(74)
Equity Futures & Options Contracts	—	—	—	—
The notional value refers to the value of the underlying assets of the derivatives contract. The fair value is the unrealised gain/(loss) on the outstanding contracts.
Capital Management
The Company is subject to externally imposed capital management requirements. The Company must comply with Capital requirements as specified under APRA General Insurance Prudential Standards.
The primary capital management objective is to ensure the company will be able to continue as a going concern while minimising excess capital; through capital initiatives, where appropriate.
The Company’s capital position is monitored by the Company’s Board. There have been no changes in the capital management objectives, policies and processes from the previous period.
The company has at all times during the current and prior financial year complied with the externally imposed capital requirements imposed by Prudential Standard GPS110 and the requirements set out in its insurance license.
The Minimum Capital Requirement (MCR) as a ratio of the Company’s capital base is shown in the table under.

	31 Dec 07	31 Dec 06
	$’000	$’000
Tier 1 Capital
Paid-up ordinary shares	30,000	30,000
General reserves	—	—
Retained earnings	61,782	56,452
Current year earnings	12,144	5,330
Excess technical provisions (net of tax)		—
Less : deductions	(4,070)	(5,683)

Net Tier 1 Capital	99,856	86,099

Net Tier 2 Capital	—	—

Total Capital Base	99,856	86,099

Minimum Capital Requirement	15,880	19,769

Capital adequacy multiple	6.29	4.36
The entity complies with Prudential Standard GPS110 and the requirements set out in its insurance licence.

TGI Australia ABN 12 000 041 458	19 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
5. NET PREMIUM REVENUE

	2007	2006
	$’000	$’000
Gross written premium	1,823	1,681
Movement in unearned premium	(84)	(59)

Premium revenue	1,739	1,622
Outwards reinsurance expense	257	722

Net Premium Revenue	1,482	900

6. NET CLAIMS INCURRED

	31-Dec-07			31-Dec-06
	Current	Prior		Current	Prior
	year	years	Total	year	years	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Gross claims expense
Gross claims incurred — undiscounted	741	(14,240)	(13,499)	2,202	15,435	17,637
Discount movement	(241)	3,202	2,961	(705)	4,403	3,698

Claims incurred — discounted	500	(11,038)	(10,538)	1,497	19,838	21,335

Reinsurance and other recoveries revenues
Reinsurance and other recoveries — undiscounted	(19)	(246)	(265)	—	(25,650)	(25,650)
Discount movement	6	(736)	(730)	—	1,787	1,787

Reinsurance and other recoveries — discounted	(13)	(982)	(995)	—	(23,863)	(23,863)

Net claims incurred — discounted	487	(12,020)	(11,533)	1,497	(4,025)	(2,528)

Current year claims relate to risks borne in the current financial year. Prior year claims relate to a reassessment of the risks borne in all previous financial years.

TGI Australia ABN 12 000 041 458	20 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
7. OPERATING EXPENSES

	2007	2006
Expenses by Nature	$’000	$’000
Commission expense/(benefit)	—	61
Write-off of Bad Debt	—	4,212
Impairment expense — premium receivables	—	44
Impairment expense/(benefit) — reinsurance receivables	918	(3,977)
Investment management fees	162	278
Other management fees	4,847	1,562
External consultant costs	135	58
Other expenses	109	3,209

Total Expenses	6,171	5,447

represented by:
General administration expenses included in net claims incurred	2,910	3,146
Other underwriting expenses	43	61
General administration expenses	3,218	2,240

Total expenses	6,171	5,447

8. NET INVESTMENT REVENUE

	2007	2006
	$’000	$’000
Interest	4,575	6,551
Interest from related parties:
- other related parties	4,501	2,564
Distributions received	372	1,459
Changes in fair value of investments:
Realised (loss)/gain	(2,268)	(1,879)
Unrealised loss	1,255	(2,309)

Total Net Investment Revenue	8,435	6,386

TGI Australia ABN 12 000 041 458	21 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
9. INCOME TAX
(a) Analysis of income tax expense

	2007	2006
	$’000	$’000
Current tax	4,538	591
Decrease in deferred tax assets	1,005	3,819
Increase in deferred tax liabilities	4	(1,777)
(Under)/over provided in previous years	715	(23)

Income tax expense	6,262	2,610

(b) Relationship between income tax expense and accounting profit
The table below provides a reconciliation of differences between prima facie tax calculated as 30% of the profit before income tax for the period and the actual income tax expense recognised in the income statement for the period.
In respect of income tax expense attributable to shareholders, the tax rate which applies in both
2007 and 2006 is 30%.

	2007	2006
	$’000	$’000
Operating profit before income tax	18,412	8,061
Prima facie income tax at the rate of 30%	5,524	2,418
Tax effect of differences between amounts of income and expenses recognised for accounting and the amounts deductible/assessable in calculating taxable income:
Non assessable income		(281)
Other	24	473
Under provided in prior years — deferred tax balances	714	—

Income tax expense per income statement	6,261	2,610

(c) Analysis of deferred tax asset

	2007	2006
	$’000	$’000
Amounts recognised in income:
- Provision for doubtful debts	861	586
- Accruals	20	4
- Indirect Claims Costs Adjustments	3,019	4,092
- Other	199	1,026

Total deferred tax assets	4,099	5,708

(d) Analysis of deferred tax liability

Amounts recognised in income
- Unrealised gains/losses	29	25

Total deferred tax liability	29	25

TGI Australia ABN 12 000 041 458	22 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
10. RECEIVABLES

	31 Dec 07	31 Dec 06
	$’000	$’000
Current
Premiums receivable — direct insurance	671	—
less provision for impairment of premium receivable	—	—

	671	—

Other receivables	120	4,172
less provision for impairment of other receivables	—	—

	120	4,172

Other receivables from related parties
- other related parties	—	3,013

Interest receivable from related parties
- other related parties	419	273

Total current receivables	1,210	7,458

11. REINSURANCE AND OTHER RECOVERIES

	31 Dec 07	31 Dec 06
	$’000	$’000
Expected future reinsurance and other recoveries undiscounted
- on claims paid	5,627	6,138
- on outstanding claims	39,712	45,252

Discount to present value	(6,361)	(7,092)
less provision for impairment of reinsurance and other recoveries	(2,672)	(1,954)

Reinsurance and other recoveries receivable	36,306	42,344

Reinsurance and other recoveries receivable — current	15,103	16,234
less provision for impairment of reinsurance and other recoveries	(2,392)	(1,668)

Reinsurance and other recoveries receivable — Current	12,711	14,566

Reinsurance and other recoveries receivable — non current	23,876	28,063
less provision for impairment of reinsurance and other recoveries	(281)	(285)

Reinsurance and other recoveries receivable — Non current	23,595	27,778

Refer to Note 15 for a reconciliation of the movement in reinsurance and other recoveries on incurred claims over the year.

TGI Australia ABN 12 000 041 458	23 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
12. OTHER FINANCIAL ASSETS

	31 Dec 07	31 Dec 06
	$’000	$’000

Current
Quoted investments — at fair value:
Government and semi-government bonds	4,080	1,364
Corporate bonds	8,789	11,093
Deposit on futures	339	287
Derivatives	(111)

	13,097	12,744

Unquoted investments — at fair value:
Units held in cash managed trust
- Other related parties	1,238	1,621
Units held in other unit trusts	6,477	7,240
Loan — Other related parties	73,070	58,715

	80,785	67,576

Total current financial assets	93,882	80,320

Non-Current
Quoted investments — at fair value:
Government and semi-government bonds	30,275	32,236
Corporate bonds	21,631	31,564
Derivatives	—	(114)

Total non current financial assets	51,906	63,686

Total other financial assets	145,788	144,006

13. OTHER ASSETS

	31 Dec 07	31 Dec 06
	$’000	$’000

Deferred reinsurance expense	331	332
Other- prepayments	25	32

Total other assets	356	364

TGI Australia ABN 12 000 041 458	24 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
14. UNEARNED PREMIUM

	2007	2006
	$’000	$’000
Current unearned premium	834	750
Non-current unearned premium	—	—

Total unearned premium	834	750

Unearned premium liability as at 1 January	750	809
Deferral of premiums on contracts written in the period	834	750
Earning of premiums written in previous periods	(750)	(809)

Unearned premium liability as at 31 December	834	750

During the year the unearned premium liability in respect of TGI was found to be sufficient. As a result no unexpired risk reserve was required.
15. OUTSTANDING CLAIMS

	31 Dec 07	31 Dec 06
	$’000	$’000

Central estimate	89,414	106,797
Risk margin	7,516	15,444
Discount to present value	(16,146)	(15,558)

Total Outstanding Claims	80,784	106,683

Current	19,161	24,868
Non-Current	61,623	81,815

	80,784	106,683

Investment assets in the form of debt securities are held to back the liability for outstanding claims and are realised on a regular basis to meet claims. The amount of claims likely to be settled within 12 months of the reporting date is classified as current.

TGI Australia ABN 12 000 041 458	25 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
15. OUTSTANDING CLAIMS (continued)
Reconciliation of movement in discounted outstanding claims liability

	Gross	Reinsurance	Net
2007	$’000	$’000	$’000
Amount outstanding carried forward	106,683	42,186	64,497
less Claim payments/recoveries received in the period	(12,450)	(6,419)	(6,031)
Effect of change in assumptions	(12,480)	729	(13,209)
Effect of change in exchange rates	(969)	(390)	(579)

Outstanding amount carried forward	80,784	36,106	44,678

	Gross	Reinsurance	Net
2006	$’000	$’000	$’000
Amount outstanding carried forward	113,730	41,880	71,850
less Claim payments/recoveries received in the period	(28,382)	(23,557)	(4,825)
Effect of change in assumptions	21,922	24,068	(2,146)
Effect of change in exchange rates	(587)	(205)	(382)

Outstanding amount carried forward	106,683	42,186	64,497

As described in note 1, the outstanding claims liability is the best estimate of the present value of the expected future payments, after the inclusion of a risk margin. At each balance date, the amount of the liability is reassessed and it is likely that changes will arise in the estimates of liabilities. The table under show the estimates of total ultimate claims at successive year ends.

Estimate of Cumulative claims	Net	Gross
	$’000	$’000
31 December 2001	652,869	959,696
31 December 2002	645,066	988,296
31 December 2003	632,396	970,761
31 December 2004	610,081	960,133
31 December 2005	596,238	956,555
31 December 2006	596,961	982,344
32 December 2007	592,266	976,769

Estimate of Cumulative Claims at 31 December 2007	592,266	976,769

Cumulative Payments	555,708	900,498

Undiscounted central estimate	36,558	76,271

Effect of Discounting	6,703	13,065

Discounted Central Estimate	29,855	63,206

Risk Margin		7,516
Claims Administration Expense Provision		10,062

Gross Outstanding Claims as per the Balance Sheet		80,784

TGI Australia ABN 12 000 041 458	26 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
16. PAYABLES

	31 Dec 07	31 Dec 06
	$’000	$’000
Current
Trade creditors and other creditors	265	1,413
Other borrowings from related parties
- other related parties	639	77

	904	1,490

17. ISSUED CAPITAL

	31 Dec 07	31 Dec 06
	$’000	$’000
Paid up capital:
15,000,000 Ordinary Shares at $2 per share	30,000	30,000
(2006: 15,000,000 Ordinary Sharesat $2 per share)

Total	30,000	30,000

Movement in share capital
Balance beginning of year	30,000	30,000

Balance end of year	30,000	30,000

Rights attaching to Ordinary Shares
Ordinary shares attract the following rights:
(a)	to receive notice of and to attend and vote at all general meetings of the Company;

(b)	to receive dividends; and

(c)	in a winding up, to participate equally in the distribution of the assets of the Company (both capital and surplus), subject only to any amounts unpaid on the share.
18. RETAINED PROFITS

	31 Dec 07	31 Dec 06
	$’000	$’000
Retained profits at beginning of the financial year	61,903	76,452
Operating profit/(loss) after Income Tax	12,150	5,451
Dividend Paid	—	(20,000)

Retained Profits at the end of the financial year	74,053	61,903

	31 Dec 07	31 Dec 06
	$’000	$’000
Dividends paid on ordinary shares
- Dividend paid on 12 April 2006		20,000
Unfranked dividend of $1.33 per share

Dividends paid during the year	—	20,000

TGI Australia ABN 12 000 041 458	27 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
19. FRANKING ACCOUNT
The AMP Limited group entered into Tax Consolidation during 2003. Under Tax Consolidation, the franking account balances for group companies were transferred to the Head Entity, AMP Limited.
20. KEY MANAGEMENT PERSONNEL COMPENSATION
The following individuals were the key management personnel of TGI Australia Limited for the current and prior reporting periods (unless stated otherwise):

Name	Date of Appointment/Resignation during the current or prior reporting period

Peter Clarke
Richard Grellman
Paul Leaming	31-12-2007, Appointed
William Roberts
Felix Zaccar
Peter Hodgett	31-12-2007, Resigned
Andrew Mohl	31-12-2007, Resigned
The following table provides aggregate details of the compensation of key management personnel of TGI Australia Limited.

	Short-term	Post-	Other long-
	employee	employment	term	Termination	Share-based
Year	benefits	benefits	benefits	benefits	payments	Total
	$	$	$	$	$	$

2007	6,396,418	204,889	—	7,667,817	2,837,771	17,106,895
2006	6,306,101	205,061	—	—	2,318,215	8,829,377
Key management personnel disclosed above, also provided services to other related entities during the year. The above remuneration amounts include all amounts paid for services rendered to related entities and those services rendered to TGI Australia Limited.
21. AUDITORS’ REMUNERATION
Auditors’ remuneration for the year ended 31 December 2007 is paid on the Company’s behalf by a controlled entity within the AMP Limited Group.
22. CONTINGENT LIABILITIES
There are no contingent liabilities as at 31 December 2007 (2006: Nil).

TGI Australia ABN 12 000 041 458	28 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
23. RELATED PARTIES
Controlling Entity
The immediate parent entity at December 2007 is AMP General Insurance Limited. AMP Limited is the ultimate parent entity at 31 December 2007.
Directors
The directors of the company during the financial year and the dates of appointments and resignations during the year are:

Name	Date of Appointment/Resignation during the current or prior reporting period

Peter Clarke
Richard Grellman
Paul Leaming	31-12-07, Appointed
William Roberts
Felix Zaccar
Peter Hodgett
Andrew Mohl	31-12-07, Resigned
Other Transactions
The directors and their director related entities receive normal dividends on their ordinary share holdings in AMP Limited.
Other transactions with key management personnel of the Company
During the year, transactions were entered into between Directors or their Director related entities and entities within the AMP Limited Group. These transactions are within a normal employee, customer or supplier relationship on terms and conditions no more favourable than those available to other employees, customers or members (unless otherwise described below) and include:
•	normal personal banking with AMP Bank Limited including the provision of credit cards;

•	the purchase of AMP superannuation and related products;
•	financial investment services;
•	other advisory services.
These transactions do not have the potential to adversely affect the decisions about the allocation of scarce resources made by users of the entity’s financial statements, or discharge of accountability by key management personnel. The transactions are considered to be trivial or domestic in nature.

TGI Australia ABN 12 000 041 458	29 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
23. RELATED PARTIES (continued)
Transactions with Related Parties
Transactions between TGI Australia Limited and other related parties for the financial year consisted of:
•	Payment of management fees for services provided

•	Provision of share capital

•	Provision of intercompany loans

•	Underwriting the self insurance program of the AMP group
The aggregate amounts brought to account in respect of the following types of transactions and each class of related party involved were:

	31 Dec 07	31 Dec 06
	$	$
Amounts attributable to transactions with related parties
Operating profit/(loss) before income tax for the financial year includes aggregate amounts attributable to transactions in respect of:

Gross Written Premium — other related parties	1,260,000	1,081,000
Investment Expenses — other related parties	87,267	226,061
Management Expense — other related parties	4,872,077	4,857,230
Units held in cash managed trust	1,238,000	1,621,000
Interest Received — other related parties	4,500,837	2,564,102

Aggregate amounts receivable at balance date from:
Current
Receivable — other related parties	—	3,013,123
Interest receivable — other related parties	418,899	272,567
Interest Bearing Loans — other related parties	73,069,595	58,715,091

Aggregate amounts payable at balance date to:
Current
Payables — other related parties	638,604	77,302

AMP Capital Investors Limited, a related entity within the wholly owned group, manages the majority of the investments of the company under a management contract which follows the normal terms and conditions for such contracts. Fees are paid or are due and payable for the management of investment portfolios under normal terms and conditions.
AMP Services Limited and Enstar Australia Limited (formerly Cobalt Solutions Australia Limited ), fellow wholly controlled entities, provide operational and administrative (including employee related) services to the company with the exception of certain financing arrangements, finance leasing and agent related services. The services provided are in the normal course of the business and are on normal commercial terms and conditions.
TGI Australia Limited continues to administer the self insurance program of the AMP Group for underwriting years 2001/2002 and 2002/2003 as well as providing certain AMP Life subsidiaries with professional indemnity cover via the reactivated RiskCap program.

TGI Australia ABN 12 000 041 458	30 of 32

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2007
24. CASH FLOW RECONCILIATION
(i) Reconciliation of cash

	2007	2006
	$’000	$’000
Cash on Trust	—	1,622
Cash at call	1,596	971

	1,596	2,592

(ii) Reconciliation of net cash flows from operating activities to operating profit after income tax:

Operating profit / (loss) after income tax	12,150	5,452

Changes in net market value of investments	(2,269)	1,879
Net (gain)/loss on sale of investments	1,255	2,309
Bad debts written off	—	4,212
Changes in assets and liabilities
(Increase) / decrease in accrued interest	(4,501)	(2,564)
(Increase) / decrease in premium debtors	—	44
Increase / (decrease) in doubtful debts provision	718	(3,934)
Decrease / (increase) in receivables	7,561	(5,958)
Increase / (decrease) in unearned premium provision	84	(58)
Decrease / (increase) in reinsurance recoveries	5,319	(586)
Increase / (decrease) in accounts payable	(586)	(734)
Increase / (decrease) in claims outstanding	(25,898)	(7,048)
Increase / (decrease) in tax provisions	4,365	552

Net cash outflow from operating activities	(1,802)	(6,434)

25. EVENTS OCCURRING AFTER THE REPORTING DATE
On 11 December 2007 a Sale and Purchase Agreement was entered into by the ultimate parent AMP Limited and Enstar Australia Holdings Pty Ltd for the sale of the entity. The sale was subject to multiple conditions including regulatory approval by the Australian Prudential Regulatory Authority (APRA) and was completed on 05/03/08.
A dividend of $36.9m was paid on 18 February 2008
In March 2008 the loan receivable from a related party was fully repaid to the Company and invested in cash.

TGI Australia ABN 12 000 041 458	31 of 32

Report of Independent Auditors
The Board of Directors of TGI Australia Limited
We have audited the accompanying balance sheets of TGI Australia Limited as of December 31, 2007 and 2006, and the related income statements, statements of changes in equity, and cash flow statements for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TGI Australia Limited at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Ernst & Young
Sydney, Australia May 15, 2008

Liability limited by a scheme approved under
Professional Standards Legislation

TGI AUSTRALIA LIMITED
ABN 12 000 041 458
Financial Report
31 DECEMBER 2006
Contents:

Page
Financial Report
Financial Statements
- Income Statement	1
- Balance Sheet	2
- Statement of Changes in Equity	3
- Cash Flow Statement	4
Notes to the Financial Statements	5
Report of Independent Auditors	31

TGI Australia Ltd
Income Statement
For the year ended 31 December 2006

		31 Dec 06	31 Dec 05
	Note	$’000	$’000

Direct Premium Revenue		1,622	1,211
Outwards reinsurance expense		722	592

Net premium revenue	5	900	619

Direct claims expense/(benefit)		21,335	(7,167)
Reinsurance and other recoveries revenue		23,863	13,142

Net Claims Incurred	6	(2,528)	(20,309)

Other Underwriting Income		548	766

Acquisition benefit		—	(7)
Other underwriting expenses		61	207

Underwriting expenses	7	61	200

Underwriting result		3,915	21,494

Net Investment Revenue	8	6,386	10,728
General and administration expenses	7	2,240	2,600

Net profit before tax		8,061	29,622

Income tax expense	9	2,610	8,723

Net profit attributable to members of TGI Australia Ltd		5,451	20,899

The above Income Statement should be read in conjunction with the accompanying notes.

TGI Australia ABN 12 000 041 458	1 of 31

TGI Australia Ltd
Balance Sheet
As at 31 December 2006

		31 Dec 06	31 Dec 05
	Note	$’000	$’000
Current Assets
Cash and cash equivalents	25	971	437
Receivables	10	7,458	2,920
Reinsurance and other recoveries receivable	11	14,566	17,363
Other financial assets	12	80,320	78,635
Other	13	364	237

Total Current Assets		103,679	99,592

Non — Current Assets
Reinsurance and other recoveries receivable	11	27,778	24,517
Other financial assets	12	63,686	92,871
Deferred tax assets	9	5,708	9,602

Total Non — Current Assets		97,172	126,990

Total Assets		200,851	226,582

Current Liabilities
Unearned premiums	14	750	809
Outstanding claims liability	15	24,868	29,904
Payables	16	1,490	2,224
Current tax liability		—	1,564

Total Current Liabilities		27,108	34,501

Non — Current Liabilities
Outstanding claims liability	15	81,815	83,826
Deferred tax liability	9	25	1,803

Total Non — Current Liabilities		81,840	85,629

Total Liabilities		108,948	120,130

Net Assets		91,903	106,452

Shareholder’s Equity
Issued Capital	17	30,000	30,000
Retained profits	18	61,903	76,452

Total Shareholder’s Equity		91,903	106,452

The above Balance Sheet should be read in conjunction with the accompanying notes.

TGI Australia ABN 12 000 041 458	2 of 31

TGI Australia Ltd
Statement of Changes in Equity
For the year ended 31 December 2006

		Retained
	Issued Capital	Earnings	Total
	$’000	$’000	$’000

Balance as at 1 January 2006	30,000	76,452	106,452
Net Profit/(loss) after income tax	—	5,451	5,451
Other changes in equity- Dividends paid	—	(20,000)	(20,000)

Balance as at 31 December 2006	30,000	61,903	91,903

Balance as at 1 January 2005	30,000	55,553	85,553
Net Profit/(loss) after income tax	—	20,899	20,899

Balance as at 31 December 2005	30,000	76,452	106,452

The above Statement of Changes in Equity should be read in conjunction with the accompanying notes.

TGI Australia ABN 12 000 041 458	3 of 31

TGI Australia Ltd
Cashflow Statement
For the year ended 31 December 2006

		31 Dec 06	31 Dec 05
	Note	$’000	$’000

Cash Flows from Operating Activities:

Premium Received		818	1,723
Reinsurance recoveries received		23,557	26,042
Other sundry receipts		52	750
Outward reinsurance paid		(121)	(579)
Claims paid		(28,382)	(41,836)
Distributions received		1,459	550
Interest received		6,599	9,183
Investment expenses		(253)	(392)
Other underwriting expenses		(4,839)	(8,313)
Income taxes paid		(5,324)	(10,970)

		(6,434)	(23,838)

Cash Flows from Investing Activities
Loans advanced to related parties		(10,000)	(45,000)
Purchase of investments		(70,637)	(181,743)
Sale of investments		108,035	243,841

		27,398	17,098

Cash Flows from Financing Activities
Dividends paid		(20,000)	—

		(20,000)	—

Net (decrease)/increase in cash		964	(6,740)

Cash at the beginning of the year		1,628	8,368

Cash at the end of the year	25	2,592	1,628

The above Cash Flow Statement should be read in conjunction with the accompanying notes.

TGI Australia ABN 12 000 041 458	4 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
1. SUMMARY OF ACCOUNTING POLICIES
Basis of Accounting
This Financial Report, comprising the financial statements and the notes thereto, complies with International Financial Reporting Standards as issued by the International Accounting Standards Board.
The Financial Report has been prepared in accordance with the historical cost convention except for investments, which have been measured at fair value, and insurance liabilities, which have been discounted to present value.
The principal accounting policies adopted in the preparation of the Financial Report are set out below. These policies have been consistently applied to the current year and comparative period, unless otherwise stated. The same accounting policies and methods of computation are followed by this Financial Report as compared with the 31 December 2005 Financial Report. Where necessary, comparative information has been reclassified to be consistent with current period disclosures.
Accounting Standards that have recently been issued or amended but are not yet effective have not been adopted for the reporting period ending 31 December 2006. When applied in future periods, these recently issued or amended standards are not expected to have a material impact on the company’s results or financial position; however they may impact Financial Report disclosures.
Operating revenue
Operating revenue comprises general insurance earned premiums, recoveries, investment income and interest income. Investment income is brought to account on an accrual basis. Other underwriting income comprises of sundry receipts.
Premium Revenue and Unearned premiums
(i) Premium revenue
General insurance premiums comprise amounts charged to policyholders or other insurers, including fire service levies, but excluding stamp duties and GST collected on behalf of third parties. The earned portion of premiums received and receivable, including unclosed business, is recognised as operating revenue. Movements in the provisions for impairment of premium receivables have been included in premium revenue.
(ii) Unearned premiums
Unearned premiums represent premium revenue attributable to future accounting periods. Unearned premium is determined by apportioning the premiums written in the year evenly over the period of insurance cover, reflecting the pattern in which risk emerges under these policies.
Unexpired risk liability
The adequacy of the unearned premium liability in respect of each class of business is assessed by considering current estimates of all expected future cash flows relating to future claims covered by current insurance contracts.
If the present value of the expected future cash flows relating to future claims exceeds the unearned premium liability less related intangible assets and related deferred acquisition costs then the unearned premium liability is deemed to be deficient.

TGI Australia ABN 12 000 041 458	5 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
The entire deficiency is recognised immediately in the income statement. The deficiency is recognised first by writing down any related intangible assets and then related deferred acquisition costs, with any excess being recorded in the balance sheet as an unexpired risk liability.
Outstanding Claims
The liability for outstanding claims is measured as the best estimate of the present value of expected future payments against claims incurred at the reporting date under general insurance contracts issued by the Company, with an additional risk margin to allow for the inherent uncertainty in the best estimate.
The expected future payments include those in relation to claims reported but not yet paid; claims incurred but not reported (IBNR), claims incurred but not enough reported (IBNER) and anticipated claims handling costs.
Claims handling costs include costs that can be associated directly with individual claims, such as legal and other professional fees, and costs that can only be indirectly associated with individual claims, such as claims administration costs.
The liability includes an allowance for inflation and superimposed inflation and is measured as the present value of the expected future ultimate cost of settling claims. The expected future payments are discounted to present value using a risk free rate.
A risk margin is applied to the outstanding claims liability, net of reinsurance and other recoveries, to reflect the inherent uncertainty in the best estimate. This risk margin increases the probability that the net liability is adequately provided for to a 75% confidence level.
Outwards reinsurance premium expense and deferred reinsurance premium
Premiums ceded to reinsurers are recognised as an expense over the period of cover using the methods applicable to premium revenue as set out in the premium revenue note above.
Reinsurance and other recoveries
Reinsurance and other recoveries consist of receivables on paid claims and outstanding claims and are recognised as revenue when claims are paid or the outstanding claim is raised. Reinsurance receivables are discounted to present value consistent with the discounting of outstanding claims. A provision for impairment is recognised when there is objective evidence that the Company will not be able to collect all the amounts due according to the original terms of the receivables. The impairment charge is recognised in the income statement. Bad debts are written off as incurred.
Fire brigade levies and other statutory charges
A liability for fire brigade levies and other statutory charges is recognised on business written to the balance date. Levies and charges payable are expensed on the same basis as the recognition of the related premium revenue, with the portion relating to unearned premiums being reported as deferred statutory charges.
Investment Income
Dividend and interest income is recognised in the income statement on an effective interest method when the entity obtains control of the right to receive the revenue.
Realised gains and losses represent the change in value between the previously reported value and the amount received on sale of the asset. Unrealised gains and losses represent changes in the fair value of financial assets recognised in the period.

TGI Australia ABN 12 000 041 458	6 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
Assets backing general insurance liabilities
As part of its investment strategy, the Company actively manages its investment portfolio to ensure that investments mature in accordance with the expected pattern of future cash flows arising from general insurance liabilities.
The Company has determined that all assets are held to back general insurance liabilities on the basis that all assets of the Company are available for the settlement of claims if required. The following policies apply to assets held to back general insurance liabilities.
Financial assets
Financial assets are designated at fair value through profit or loss. Initial recognition is at cost in the balance sheet and subsequent measurement is at fair value with any resultant unrealised gains or losses recognised in the income statement. Details of fair value for the different types of financial assets are listed below:
Cash and cash equivalents
Cash and cash equivalents comprise cash on hand that is available on demand and deposits held at call with financial institutions. Cash and cash equivalents are carried at fair value, being the principal amount. For the purposes of the cash flow statement, cash also includes other highly liquid investments not subject to significant risk of change in value.
Cash trusts
The fair value of units in a listed cash trust reflects the quoted bid price at balance date. There is no reduction for realisation costs in the value of units in a cash trust. Unlisted unit trusts are recorded at fund managers valuations.
Debt securities
Debt securities are initially recognised at fair value, representing the purchase cost of the asset exclusive of any transaction costs. Debt securities are subsequently measured at fair value, with any realised and unrealised gains or losses arising from changes in the fair value being recognised in the income statement for the period in which they arise. The fair value of a traded interest bearing security reflects the bid price at balance date. Interest bearing securities that are not frequently traded are valued by discounting the estimated recoverable amounts, using prevailing interest rates. Debt securities are accounted for on a trade date basis.
Derivatives
Derivatives are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently measured at their fair value. All derivatives are carried as assets when their fair value is positive, and as liabilities when their fair value is negative. Derivatives are exchange traded and are fair valued using their publicly quoted bid price on the date of valuation.
Income Tax
Income tax
Income tax expense is the tax payable on taxable income for the current period based on the income tax rate for each jurisdiction, adjusted by changes in deferred tax assets and liabilities attributable to: (i) temporary differences between the tax bases of assets and liabilities and their balance sheet carrying amounts, and (ii) unused tax losses.

TGI Australia ABN 12 000 041 458	7 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
Deferred tax
Deferred tax assets and liabilities are recognised for temporary differences at the tax rates expected to apply when the assets are recovered or liabilities are settled, based on those tax rates which are enacted or substantively enacted for each jurisdiction.
The relevant tax rates are applied to the cumulative amounts of deductible and taxable temporary differences to measure the deferred tax asset or liability. An exception is made for certain temporary differences arising from the initial recognition of an asset or a liability. No deferred tax asset or liability is recognised in relation to these temporary differences if they arose in a transaction, other than a business combination, that at the time of the transaction did not affect either accounting profit or taxable profit or loss.
Deferred tax assets are recognised for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilise those temporary differences and losses.
Deferred tax liabilities and assets are not recognised for temporary differences between the carrying amount and tax bases of investments in controlled entities where the parent entity is able to control the timing of the reversal of the temporary differences and it is probable that the differences will not reverse in the foreseeable future.
Tax Consolidation
AMP Limited, TGI Australia Ltd and certain other wholly owned controlled entities of AMP Limited comprise a tax-consolidated group of which AMP Limited is the head entity. The implementation date for the tax-consolidated group was 30 June 2003.
Under tax consolidation, AMP Limited as head entity, assumes the following balances from subsidiaries within the tax-consolidated group:
(i) Current tax balances arising from external transactions recognised by entities in the tax-consolidated group occurring after the implementation date, and;
(ii) Deferred tax assets arising from unused tax losses and unused tax credits recognised by entities in the tax-consolidated group occurring after the implementation date.
A tax funding agreement has been entered into by the head entity and the controlled entities in the tax-consolidated group. Controlled entities in the tax-consolidated group will continue to be responsible, by the operation of the tax funding agreement, for funding tax payments required to be made by the head entity arising from underlying transactions of the controlled entities. Controlled entities will make (receive) contributions to (from) the head entity for the balances recognised by the head entity described in (i) and (ii) above. The contributions will be calculated in accordance with the tax funding agreement.
Assets and liabilities which arise as a result of differences between the periods in which the underlying transactions occur, and the period in which the funding payments under the tax funding agreement are made, are recognised as intercompany balances receivable and payable in the balance sheet. The recoverability of balances arising from the tax funding arrangements is based on the ability of the tax-consolidated group to utilise the amounts recognised by the head entity.

TGI Australia ABN 12 000 041 458	8 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
Goods and Services Tax (GST)
All revenues, expenses and assets are recognised net of any GST paid, except where they relate to products and services which are input taxed for GST purposes or the GST incurred is not recoverable from the relevant tax authorities. In such circumstances, the GST paid is recognised as part of the cost of acquisition of the assets or as part of the particular expense.
Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from or payable to the tax authorities is included as a receivable or payable in the balance sheet.
Cash flows are reported on a gross basis reflecting any GST paid or collected. The GST component of cash flows arising from investing or financing activities which are recoverable from, or payable to, local tax authorities are classified as operating cash flows.
Foreign currency transactions and translation
Functional and presentation currency
Items included in the financial statements are measured using the currency of the primary economic environment in which that entity operates (the functional currency). The presentation currency of this financial report, and the functional currency, is Australian dollars.
Transactions and balances
Income and expense items denominated in a currency other than the functional currency are translated at the spot exchange rate at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at balance sheet date, with exchange gains and losses recognised in the income statement. The corresponding foreign currency translations of overseas outstanding claims liabilities and receivables are reported as a component of claims expense and premium revenue, respectively. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.
Receivables
Receivables are financial assets and are measured at fair value. Given the short-term nature of most receivables, the recoverable amount approximates fair value. A provision for impairment is recognised when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The impairment charge is recognised in the income statement. Bad debts are written off as incurred.
Payables
Trade creditors and accruals are recognised as liabilities for amounts to be paid in the future for goods and services received, whether or not billed to the entity.
Amounts Due To or From Related Parties
Amounts are carried at fair value being nominal amounts due and payable. Interest is taken up as income on an accrual basis. A provision for impairment is recognised when there is objective evidence that the related party will not be able to pay its debt.

TGI Australia ABN 12 000 041 458	9 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
2. CRITICAL ACCOUNTING JUDGEMENTS AND ESTIMATES
The Company makes estimates and assumptions in respect of certain key assets and liabilities. Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The key areas in which critical estimates and judgements are applied are described below.
(a) The ultimate liability arising from claims made under insurance contracts
Provision is made at year-end for the estimated cost of claims incurred but not settled at the balance sheet date, including the cost of claims incurred but not yet reported to the Company.
The estimated cost of claims includes direct expenses to be incurred in settling claims gross of the expected value of salvage and other recoveries. The Company takes all reasonable steps to ensure that it has appropriate information regarding its claims exposures. However, given the uncertainty in establishing claims provisions, it is likely that the final outcome will prove to be different from the original liability established.
The estimation of claims incurred but not reported (“IBNR”) is generally subject to a greater degree of uncertainty than the estimation of the cost of settling claims already notified to the Company, where more information about the claim event is generally available. IBNR claims may often not be reported to the insurer until many years after the events giving rise to the claims has happened. The liability class of business will typically display greater variations between initial estimates and final outcomes because there is a greater degree of difficulty in estimating IBNR reserves. For the short tail class, claims are typically reported soon after the claim event, and hence tend to display lower levels of volatility. In calculating the estimated cost of unpaid claims the Company uses a variety of estimation techniques, generally based upon analysis of historical experience, which assumes that the development pattern of the current claims will be consistent with past experience. Allowance is made, however, for changes or uncertainties which may create distortions in the underlying statistics or which might cause the cost of unsettled claims to increase or reduce when compared with the cost of previously settled claims including:
•	changes in Company processes which might accelerate or slow down the development and/or recording of paid or incurred claims, compared with the statistics from previous periods;

•	changes in the legal environment;

•	the effects of inflation;

•	the impact of large losses;

•	movements in industry benchmarks.
Where possible the Company adopts multiple techniques to estimate the required level of provisions. This assists in giving greater understanding of the trends inherent in the data being projected. The projections given by the various methodologies also assist in setting the range of possible outcomes. The most appropriate estimation technique is selected taking into account the characteristics of the business class and the extent of the development of each accident year.
Provisions are calculated gross of any reinsurance recoveries. A separate estimate is made of the amounts that will be recoverable from reinsurers based upon the gross provisions.
Details of specific assumptions used in deriving the outstanding claims liability at year-end are detailed in note 3.
(b) Assets arising from reinsurance contracts
Assets arising from reinsurance contracts are also computed using the above methods. In addition, the recoverability of these assets is assessed on a periodic basis to ensure that the balance is reflective of the amounts that will ultimately be received, taking into consideration factors such as counterparty and credit risk. Impairment is recognised where there is objective evidence that the Company may not receive amounts due to it and these amounts can be reliably measured.

TGI Australia ABN 12 000 041 458	10 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
3. ACTUARIAL METHODS AND ASSUMPTIONS
Claims estimates are derived from analysis of the results of several different actuarial models. These models take case estimates as well as payments into account and assume that reported incurred amounts or reported payment amounts will develop steadily from period to period. Other models adopt an ultimate loss ratio for each year that reflects both the long term expected level, as well as incorporating recent experience. The analysis is performed by accident year for the direct insurance class.
Claims are first estimated on an undiscounted basis and are then discounted to allow for the time value of money. The valuation methods adopted include an implicit allowance for future inflation but do not identify the explicit rate. This allows for both general economic inflation as well as any superimposed inflation detected in the modelling of payments experience. Superimposed inflation arises from non-economic factors such as developments of legal precedent.
The liability class of business may be subject to the emergence of new types of latent claims, but no specific allowance is included for this as at the balance sheet date. Such uncertainties are considered when setting the risk margin appropriate for this class.
A description of the processes used to determine the key assumptions is provided below:
The average weighted term to settlement is calculated separately by class of business, based on historical settlement patterns.
The reinsurance percentage is calculated based on past reinsurance recovery rates and the structure of the reinsurance arrangements in place.
The discount rates are derived from market yields on Government securities as at the balance date, in the currency of the expected claim payments.
Expense rate. Claim handling expenses are calculated based on the projected costs of administering the remaining claims until expiry.
The ultimate to incurred claims ratio is derived by accident or underwriting year based on historical development of claims from period to period.
The effect of changes in the assumptions have been shown in the reconciliations of general insurance assets and liabilities in Note 15.
Process for determining risk margin
The risk margin was determined initially for each portfolio, allowing for the uncertainty of the outstanding claims estimate for each portfolio. Uncertainty was analysed for each portfolio taking into account past volatility in general insurance claims, potential uncertainties relating to the actuarial models and assumptions, the quality of the underlying data used in the models, and the general insurance environment. The estimate of uncertainty is generally greater for long tailed classes when compared to short tail classes due to the longer time until settlement of outstanding claims.
The overall risk margin was determined allowing for diversification between the different portfolios and the relative uncertainty of each portfolio. The assumptions regarding uncertainty for each class were applied to the net central estimates, and the results were aggregated, allowing for diversification in order to arrive at an overall provision that is intended to have a 75% probability of adequacy.

	2006	2005
	%	%

Risk Margins applied	29.0	19.5

TGI Australia ABN 12 000 041 458	11 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
Sensitivity analysis – general insurance contracts
There are a number of variables which impact the amounts recognised in the financial statements arising from insurance contracts.
The profit or loss and equity of the Company are sensitive to movements in a number of key variables as described below.

Variable	Description of variable
Average weighted term to settlement	Expected payment patterns are used in determining the outstanding claims liability. A decrease in the average term to settlement would lead to claims being paid sooner than anticipated.
Discount rate	The outstanding claims liability is calculated by reference to expected future payments. These payments are discounted to adjust for the time value of money.
Expense rate	An estimate for the internal costs of administering claims is included in the outstanding claims liability.
Ultimate to incurred claims ratio	The estimated ultimate claims cost is generally greater than the claims reported as incurred to date, due to claims that are incurred but not reported (IBNR) or due to future developments on existing claims.
Reinsurance percentage	Assumes money will be recoverable from reinsurers on future claims paid.
The following table provides an analysis of the sensitivity of the profit after income tax and total equity to changes in these assumptions both gross and net of reinsurance.
2006

	Change in	Assumption at 12/06		Profit/(Loss) (after tax)
Variable	variable	Gross %	Net %	Gross $’000	Net $’000
Average weighted term to settlement	+0.5 year	3.3	3.6	2,010	1,347
	-0.5 year	3.3	3.6	(2,214)	(1,387)

Reinsurance percentage	+1%	n/a	9.0	—	97
(as % of gross IBNR)	-1%	n/a	9.0	—	(97)

Discount Rate[1]	+1%	5.9	5.9	2,058	1,437
	-1%	5.9	5.9	(2,201)	(1,543)

Expense Rate	+1%	17.3	17.3	(623)	(623)
	-1%	17.3	17.3	623	623

Ultimate to incurred claims ratio[2]	+1%	102.5	102.5	(3,732)	(2,355)
	-1%	102.5	102.5	2,066	1,392

1 —	This sensitivity reflects the liability movements only. As assets are invested to match the term of liabilities, there is little overall profit impact from a change to interest rates.

2 —	This ratio has only been adjusted for years that are not considered to be fully developed.

TGI Australia ABN 12 000 041 458	12 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
2005

	Change in	Assumption at 12/05		Profit/(Loss) (after tax)
Variable	variable	Gross %	Net %	Gross $’000	Net $’000
Average weighted term to settlement	+0.5 year	3.5	3.6	2,008	1,386
	-0.5 year	3.5	3.6	(2,163)	(1,525)

Reinsurance percentage	+1%	n/a	18.0	—	161
(as % of gross IBNR)	-1%	n/a	18.0	—	(161)

Discount Rate[1]	+1%	5.2	5.2	2,014	1,385
	-1%	5.2	5.2	(2,148)	(1,488)

Expense Rate	+1%	21.9	21.9	(669)	(669)
	-1%	21.9	21.9	669	669

Ultimate to incurred claims ratio[2]	+1%	103.3	103.3	(4,901)	(3,268)
	-1%	103.3	103.3	2,940	1,994

1 —	This sensitivity reflects the liability movements only. As assets are invested to match the term of liabilities, there is little overall profit impact from a change to interest rates.

2 —	This ratio has only been adjusted for years that are not considered to be fully developed.

TGI Australia ABN 12 000 041 458	13 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
4. INSURANCE CONTRACTS – RISK MANAGEMENT POLICIES AND PROCEDURES.
The Company has an objective to control insurance risk thus reducing volatility. The company’s policies and procedures in respect of managing risks are set out in this note below.
a)	Objective in managing risks arising from insurance contracts and policies for mitigating those risks.

In accordance with Prudential Standards GPS 220 Risk Management and GPS 230 Reinsurance Management issued by the Australian Prudential Regulation Authority (APRA), the Board and senior management have developed, implemented and maintain a sound and prudent Risk Management Strategy (RMS) and a Reinsurance Management Strategy (REMS).

The RMS and REMS identify the Company’s policies and procedures, processes and controls that comprise its risk management and control systems. These systems address all material risks, financial and non-financial, likely to be faced by the Company. Annually, the Board certifies to APRA that adequate strategies have been put in place to monitor those risks, that the Company has systems in place to ensure compliance with legislative and prudential requirements and that the Board has satisfied itself as to the compliance with the RMS and REMS. The RMS and REMS have been approved by both the Board and APRA.

Key aspects of the processes established in the RMS to mitigate risks include:
•	A formal regular process of risk identification and evaluation, supplemented by a documented control assessment process, is completed by management and communicated to the Board in line with the Board approved Risk Management Strategy.

•	Actuarial models, using information from management information systems, to monitor claims patterns and other relevant statistics. Past experience and statistical methods are used as part of the process.

•	The maintenance and use of various specialist information systems, which provide up to date and reliable data on claims liabilities.

•	Documented procedures that are followed by claims staff that are experienced in the various classes of business previously written.

•	Reinsurance has been used, to limit the Company’s exposure to large single claims. The REMS provides that exposures continue to be monitored and where feasible reinsurance be purchased as means of limiting risk.

•	The mix of investment assets is driven by the nature and term of the insurance liabilities. The management of assets and liabilities is closely monitored in an attempt to match the maturity dates of assets with the expected pattern of claim payments.
b)	Development of claims

There is a possibility that changes may occur in the estimate of our obligations at the end of a contract period. The tables in note 15 show our estimates of total ultimate claims at successive year-ends.

c)	Terms and conditions of direct and inwards reinsurance business

There is limited scope to improve the existing terms and conditions. The company is been in orderly run off since 1999, and no new contracts have been entered into since that time with the exception of the Riskcap self insurance program.

d)	Concentration of insurance risk

The exposure to concentrations of insurance risk is able to be mitigated with the purchase of reinsurance where management believes that the price /risk transfer is suitable.

e)	Interest rate risk

Interest rate risk arises to the extent that there is a mismatch between the fixed-interest portfolios used to back the outstanding claims liability and those outstanding claims. The interest rate risk is managed by matching the duration profiles of the investments assets and the outstanding claims liability.

f)	Credit risk

Other than loans to related parties, there are no significant concentrations of credit risk.

TGI Australia ABN 12 000 041 458	14 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
5. NET PREMIUM REVENUE

	2006	2005
	$’000	$’000

Gross written premium	1,681	1,760
Movement in unearned premium	(59)	(549)

Premium revenue	1,622	1,211
Outwards reinsurance expense	722	592

Net Premium Revenue	900	619

6. NET CLAIMS INCURRED

	31-Dec-06			31-Dec-05
	Current	Prior		Current	Prior
	year	years	Total	year	years	Total
	$’000	$’000	$’000	$’000	$’000	$’000

Gross claims expense
Gross claims incurred — undiscounted	2,202	15,435	17,637	—	(16,528)	(16,528)
Discount movement	(705)	4,403	3,698	—	9,361	9,361

Claims incurred — discounted	1,497	19,838	21,335	—	(7,167)	(7,167)

Reinsurance and other recoveries revenues

Reinsurance and other recoveries — undiscounted	—	(25,650)	(25,650)	—	(10,265)	(10,265)
Discount movement	—	1,787	1,787	—	(2,877)	(2,877)

Reinsurance and other recoveries — discounted	—	(23,863)	(23,863)	—	(13,142)	(13,142)

Net claims incurred — discounted	1,497	(4,025)	(2,528)	—	(20,309)	(20,309)

Current year claims relate to risks borne in the current financial year. Prior year claims relate to a reassessment of the risks borne in all previous financial years.

TGI Australia ABN 12 000 041 458	15 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
7. OPERATING EXPENSES

	2006	2005
Expenses by Nature	$’000	$’000

Commission expense/(benefit)	61	(7)
Write-off of Bad Debt	4,212	42
Impairment expense — premium receivables	44	37
Impairment expense/(benefit) — reinsurance receivables	(3,977)	(211)
Investment management fees	278	370
Other management fees	1,562	2,226
External consultant costs	58	(48)
Other expenses	63	392

Total Expenses	2,301	2,800

represented by:
General administration expenses included in net claims incurred	(3,146)	(4,157)
Acquisition benefit	—	(7)
Other underwriting expenses	61	207
General administration expenses	5,386	6,757

Total expenses	2,301	2,800

8. NET INVESTMENT REVENUE

	2006	2005
	$’000	$’000
Interest	6,551	9,215
Interest from related parties:
- other related parties	2,564	1,424
Distributions received	1,459	550
Changes in fair value of investments:
Realised (loss)/gain	(1,879)	2,332
Unrealised loss	(2,309)	(2,793)

Total Net Investment Revenue	6,386	10,728

TGI Australia ABN 12 000 041 458	16 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
9. INCOME TAX
(a) Analysis of income tax expense

	2006	2005
	$’000	$’000

Current tax	591	5,199
Decrease in deferred tax assets	3,819	2,986
Increase in deferred tax liabilities	(1,777)	112
(Under)/over provided in previous years	(23)	426

Income tax expense	2,610	8,723

(b) Relationship between income tax expense and accounting profit
The table below provides a reconciliation of differences between prima facie tax calculated as 30% of the profit before income tax for the period and the actual income tax expense recognised in the income statement for the period.
In respect of income tax expense attributable to shareholders, the tax rate which applies in both 2006 and 2005 is 30%.

	2006	2005
	$’000	$’000
Operating profit before income tax	8,061	29,622

Prima facie income tax at the rate of 30%	2,418	8,886
Tax effect of differences between amounts of income and expenses recognised for accounting and the amounts deductible/assessable in calculating taxable income:
Non assessable income	(281)	—
Other	473	(589)
Under provided in prior years — deferred tax balances	—	426

Income tax expense per income statement	2,610	8,723

(c) Analysis of deferred tax asset

	2006	2005
	$’000	$’000

Amounts recognised in income:
- Provision for doubtful debts	586	1,766
- Accruals	4	108
- Indirect Claims Costs Adjustments	4,092	5,459
- Unrealised gains/losses	—	12
- Other	1,026

Total deferred tax assets	4,682	9,602

(d) Analysis of deferred tax liability

Amounts recognised in income
- Unrealised gains/losses	25	225
- Other	—	1,578

Total deferred tax liability	25	1,803

TGI Australia ABN 12 000 041 458	17 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
10. RECEIVABLES

	31 Dec 06	31 Dec 05
	$’000	$’000

Current
Premiums receivable — direct insurance	—	44
less provision for impairment of premium receivable	—	(44)

	—	—

Other receivables	4,172	4,734
less provision for impairment of other receivables	—	(4,014)

	4,172	720

Other receivables from related parties
- other related parties	3,013	789

Interest receivable from related parties
- other related parties	273	1,411

Total current receivables	7,458	2,920

In 2006, other receivables include income tax recoverable under the tax sharing agreement of $3,415,000 as PAYG installments made throughout the year exceed the current tax payable.
The provision for impairment in 2005 of $4,014,000 was written off as a bad debt in 2006
11. REINSURANCE AND OTHER RECOVERIES

	31 Dec 06	31 Dec 05
	$’000	$’000

Expected future reinsurance and other recoveries undiscounted
- on claims paid	6,138	11,309
- on outstanding claims	45,252	38,118

Discount to present value	(7,092)	(5,716)
less provision for impairment of reinsurance and other recoveries	(1,954)	(1,831)

Reinsurance and other recoveries receivable	42,344	41,880

Reinsurance and other recoveries receivable — current	16,234	18,849
less provision for impairment of reinsurance and other recoveries	(1,668)	(1,486)

Reinsurance and other recoveries receivable — Current	14,566	17,363

Reinsurance and other recoveries receivable — non current	28,063	24,862
less provision for impairment of reinsurance and other recoveries	(285)	(345)
Refer to Note 15 for a reconciliation of the movement in reinsurance and other recoveries on incurred claims over the year.

TGI Australia ABN 12 000 041 458	18 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
12. OTHER FINANCIAL ASSETS

	31 Dec 06	31 Dec 05
	$’000	$’000

Current
Quoted investments — at fair value:
Government and semi-government bonds	1,364	12,128
Corporate bonds	11,093	8,662
Deposit on futures	287	106

	12,744	20,896

Unquoted investments — at fair value:
Units held in cash managed trust
- Other related parties	1,621	1,191
Units held in other unit trusts	7,240	11,535
Loan — Other related parties	58,715	45,013

	67,576	57,739

Total current financial assets	80,320	78,635

Non-Current
Quoted investments — at fair value:
Government and semi-government bonds	32,236	46,472
Corporate bonds	31,564	46,111
Derivatives	(114)	288

Total non current financial assets	63,686	92,871

Total other financial asstes	144,006	171,506

13. OTHER ASSETS

	31 Dec 06	31 Dec 05
	$’000	$’000

Deferred reinsurance expense	332	237
Other — Prepayments	32	—

	364	237

Other Assets — Current	364	237

	364	237

TGI Australia ABN 12 000 041 458	19 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
14. UNEARNED PREMIUM

	2006	2005
	$’000	$’000
Current unearned premium	750	809
Non-current unearned premium	—	—

Total unearned premium	750	809

Unearned premium liability as at 1 January	809	260
Deferral of premiums on contracts written in the period	750	574
Earning of premiums written in previous periods	(809)	(25)

Unearned premium liability as at 31 December	750	809

During the year the unearned premium liability in respect of TGI was found to be sufficient. As a result no unexpired risk reserve was required.
15. OUTSTANDING CLAIMS

	31 Dec 06	31 Dec 05
	$’000	$’000

Central estimate	106,797	117,974
Risk margin	15,444	18,560
Discount to present value	(15,558)	(22,804)

Total Outstanding Claims	106,683	113,730

Current	24,868	29,904
Non-Current	81,815	83,826

	106,683	113,730

Investment assets in the form of debt securities are held to back the liability for outstanding claims and are realised on a regular basis to meet claims. The amount of claims likely to be settled within 12 months of the reporting date is classified as current.

TGI Australia ABN 12 000 041 458	20 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
15. OUTSTANDING CLAIMS (continued)
Reconciliation of movement in discounted outstanding claims liability

	Gross	Reinsurance	Net
2006	$’000	$’000	$’000
Amount outstanding brought forward	113,730	41,880	71,850
less Claim payments/recoveries received in the period	(28,382)	(23,557)	(4,825)
Effect of change in assumptions	21,922	24,068	(2,146)
Effect of change in exchange rates	(587)	(205)	(382)

Outstanding amount brought forward	106,683	42,186	64,497

	Gross	Reinsurance	Net
2005	$’000	$’000	$’000
Amount outstanding brought forward	167,349	54,840	112,509
less Claim payments/recoveries received in the period	(41,836)	(26,042)	(15,794)
Effect of change in assumptions	(11,072)	13,307	(24,379)
Effect of change in exchange rates	(711)	(225)	(486)

Outstanding amount brought forward	113,730	41,880	71,850

As described in note 1, the outstanding claims liability is the best estimate of the present value of the expected future payments, after the inclusion of a risk margin. At each balance date, the amount of the liability is reassessed and it is likely that changes will arise in the estimates of liabilities. The table under show the estimates of total ultimate claims at successive year ends.
Estimate of Cumulative claims

	Net	Gross
	$’000	$’000
31 December 2001	652,869	959,696
31 December 2002	645,066	988,296
31 December 2003	632,396	970,761
31 December 2004	610,081	960,133
31 December 2005	596,238	956,555
31 December 2006	596,961	982,344

Estimate of Cumulative Claims at 31 December 2006	596,961	982,344

Cumulative Payments	549,057	889,187

Undiscounted central estimate	47,904	93,157

Effect of Discounting	8,466	15,558

Discounted Central Estimate	39,438	77,599

Risk Margin		15,444
Claims Administration Expense Provision		13,640

Gross Outstanding Claims as per the Balance Sheet		106,683

TGI Australia ABN 12 000 041 458	21 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
16. PAYABLES

	31 Dec 06	31 Dec 05
	$’000	$’000
Current
Trade creditors and other creditors	1,413	1,394
Other creditors	—	774
Other borrowings from related parties — other related parties	77	56

	1,490	2,224

17. ISSUED CAPITAL

	31 Dec 06	31 Dec 05
	$’000	$’000
Paid up capital:

15,000,000 Ordinary Shares at $2 per share	30,000	30,000
(2005: 15,000,000 Ordinary Sharesat $2 per share)

Total	30,000	30,000

Movement in share capital
Balance beginning of year	30,000	30,000

Balance end of year	30,000	30,000

Rights attaching to Ordinary Shares
Ordinary shares attract the following rights:
(a)	to receive notice of and to attend and vote at all general meetings of the Company;

(b)	to receive dividends; and

(c)	in a winding up, to participate equally in the distribution of the assets of the Company (both capital and surplus), subject only to any amounts unpaid on the share.
18. RETAINED PROFITS

	31 Dec 06	31 Dec 05
	$’000	$’000
Retained profits at beginning of the financial year	76,452	55,553
Operating profit/(loss) after Income Tax	5,451	20,899
Dividend Paid	(20,000)	—

Retained Profits at the end of the financial year	61,903	76,452

	31 Dec 06	31 Dec 05
	$’000	$’000
Dividends paid on ordinary shares
- Dividend paid on 12 April 2006	20,000	—
Unfranked dividend of $1.33 per share

Dividends paid during the year	20,000	—

TGI Australia ABN 12 000 041 458	22 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
19. FRANKING ACCOUNT
The AMP Limited group entered into Tax Consolidation during 2003. Under Tax Consolidation, the franking account balances for group companies were transferred to the Head Entity, AMP Limited.
20. SEGMENT REPORTING
The company operated in one industry, being direct insurance, underwritten in Australia.
21. KEY MANAGEMENT PERSONNEL COMPENSATION
The following individuals were the key management personnel of TGI Australia Limited for the current and prior reporting periods (unless stated otherwise):

Date of Appointment/Resignation during the current or
Name	prior reporting period

Peter Clarke
Richard Grellman
Peter Hodgett
Andrew Mohl
William Roberts
Bruce Robertson	09-05-2005, Resigned
Felix Zaccar
The following table provides aggregate details of the compensation of key management personnel of TGI Australia Limited.

	Short-term	Post-	Other long
	employee	employment	-term	Termination	Share-based
Year	benefits	benefits	benefits	benefits	payments	Total
	$	$	$	$	$	$
2006	6,306,101	205,061	—	—	2,318,215	8,829,377
2005	5,737,253	254,791	—	—	2,079,046	8,071,090
Key management personnel disclosed above, also provided services to other related entities during the year. The above remuneration amounts include all amounts paid for services rendered to related entities and those services rendered to TGI Australia Limited.
22. AUDITORS’ REMUNERATION
Auditors’ remuneration for the year ended 31 December 2006 is paid on the Company’s behalf by a controlled entity within the AMP Limited Group.
23. CONTINGENT LIABILITIES
There are no contingent liabilities as at 31 December 2006 (2005: Nil).

TGI Australia ABN 12 000 041 458	23 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
24. RELATED PARTIES
Controlling Entity
The immediate parent entity is AMP General Insurance Limited. AMP Limited is the ultimate parent entity.
Directors
The directors of the company during the financial year and the dates of appointments and resignations during the year are:

Date of Appointment/Resignation
during the current or prior
Name	reporting period

Peter Clarke
Richard Grellman
Peter Hodgett (alternate for Andrew Mohl)
Andrew Mohl
William Roberts
Bruce Robertson	09-05-2005, Resigned
Felix Zaccar
Other Transactions
The directors and their director related entities receive normal dividends on their ordinary share holdings in AMP Limited.
Other transactions with key management personnel of the Company
During the year, transactions were entered into between Directors or their Director related entities and entities within the AMP Limited Group. These transactions are within a normal employee, customer or supplier relationship on terms and conditions no more favourable than those available to other employees, customers or members (unless otherwise described below) and include:
•	normal personal banking with AMP Bank Limited including the provision of credit cards;

•	the purchase of AMP superannuation and related products;

•	financial investment services;

•	other advisory services.
These transactions do not have the potential to adversely affect the decisions about the allocation of scarce resources made by users of the entity’s financial statements, or discharge of accountability by key management personnel. The transactions are considered to be trivial or domestic in nature.

TGI Australia ABN 12 000 041 458	24 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
24. RELATED PARTIES (continued)
Transactions with Related Parties
Transactions between TGI Australia Limited and other related parties for the financial year consisted of:
•	Payment of management fees for services provided

•	Provision of share capital

•	Provision of intercompany loans

•	Underwriting the self insurance program of the AMP group
The aggregate amounts brought to account in respect of the following types of transactions and each class of related party involved were:

	31 Dec 06	31 Dec 05
	$	$
Amounts attributable to transactions with related parties
Operating profit/(loss) before income tax for the financial year includes aggregate amounts attributable to transactions in respect of:

Gross Written Premium — other related parties	1,081,000	1,153,000
Investment Expenses — other related parties	226,061	369,933
Management Expense — other related parties	4,857,230	6,402,314
Interest Received — other related parties	2,564,102	1,423,555

Aggregate amounts receivable at balance date from:
Current
Receivable — other related parties	3,013,123	789,266
Interest receivable — other related parties	272,567	1,410,533
Interest Bearing Loans — other related parties	58,715,091	45,013,022

Aggregate amounts payable at balance date to:
Current
Payables — other related parties	77,302	56,000

AMP Capital Investors Limited, a related entity within the wholly owned group, manages the majority of the investments of the company under a management contract which follows the normal terms and conditions for such contracts. Fees are paid or are due and payable for the management of investment portfolios under normal terms and conditions.
AMP Services Limited and Enstar Australia Limited (formerly Cobalt Solutions Australia Limited), fellow wholly controlled entities, provide operational and administrative (including employee related) services to the company with the exception of certain financing arrangements, finance leasing and agent related services. The services provided are in the normal course of the business and are on normal commercial terms and conditions.
TGI Australia Limited continues to administer the self insurance program of the AMP Group for underwriting years 2001/2002 and 2002/2003 as well as providing certain AMP Life subsidiaries with professional indemnity cover via the reactivated RiskCap program.

TGI Australia ABN 12 000 041 458	25 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
25. CASH FLOW RECONCILIATION
(i) Reconciliation of cash

	2006	2005
	$’000	$’000

Cash on Trust	1,622	1,191
Cash at call	971	437

	2,592	1,628

(ii) Reconciliation of net cash flows from operating activities to operating profit after income tax:

Operating profit / (loss) after income tax	5,452	20,899

Changes in net market value of investments	1,879	(2,332)
Net (gain)/loss on sale of investments	2,309	2,793
Bad debts written off	4,212	—
Changes in assets and liabilities
(Increase) / decrease in accrued interest	(2,564)	—
(Increase) / decrease in premium debtors	44	6
Increase / (decrease) in doubtful debts provision	(3,934)	(175)
Decrease / (increase) in receivables	(5,958)	1,446
Increase / (decrease) in unearned premium provision	(58)	549
Decrease / (increase) in reinsurance recoveries	(586)	13,139
Increase / (decrease) in accounts payable	(734)	(574)
Increase / (decrease) in claims outstanding	(7,048)	(53,619)
Increase / (decrease) in tax provisions	552	(5,969)

Net cash outflow from operating activities	(6,434)	(23,838)

TGI Australia ABN 12 000 041 458	26 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
26. FINANCIAL INSTRUMENTS AND DERIVATIVES
(a) Specific purposes for which derivative transactions are undertaken
The Company uses derivatives in the following way:
Investment management operations
The Company has given authority to AMP Capital Investors Limited (the investment manager) to use derivatives in managing investment portfolios. There may be various reasons why investment in derivatives is more appropriate than investment in the underlying physical asset including hedging, liquidity and pricing.
The types of derivatives which the investment manager uses are interest rate swaps and futures.
(b) Extent of derivative transactions

	Notional	Net market	Notional	Net market
	value	value	value	value
	31 Dec 2006	31 Dec 2006	31 Dec 2005	31 Dec 2005
	$’000	$’000	$’000	$’000

Investment management operations
Commercial Bond contract	19,286	213	25,560	288
The notional value refers to the value of the underlying assets of the derivatives contract. The fair value is the unrealised gain/(loss) on the outstanding contracts.
The interest rate contracts used by the Company are for hedging purposes.
(c) Fair Values
The recorded bid price equates to net fair value for listed debt and equity securities. For derivative contracts, fair value equates to the unrealised gain/loss on the outstanding contract. For the following financial instruments, the cost carrying amount is considered to equate to their fair value:
•	cash deposits
•	loans to related parties
•	receivables
•	payables.
(d) Special terms and conditions
All financial instruments of the Company are held or issued on normal commercial terms at market rates of interest. There are no special terms or conditions affecting the nature and timing of the financial instruments not otherwise disclosed in these accounts. The accounting policies and terms and conditions for each class of financial asset or liability at the balance date are detailed in Note 1 and throughout the other notes to these financial statements.

TGI Australia ABN 12 000 041 458	27 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
26. FINANCIAL INSTRUMENTS AND DERIVATIVES (continued)
(e) Credit risk
Trading investments are recorded in the accounts at fair value which represents the Company’s exposure to credit risk in relation to these instruments. The Company’s credit risk exposure to derivatives is the fair value as recorded above.
The credit risk of the Company arising from exposure to individual entities in investment portfolios is monitored and controlled by AMP Capital Investors Limited in accordance with Credit Policy guidelines.
Credit risk in trade receivables in managed by analysing the credit ratings of the underlying debts.
(f) Interest rate risk on financial instruments
The accounting policy notes describe the policies used to measure and report the assets and liabilities of the Company. Where the applicable market value is determined by discounting future cash flows, movements in interest rates will result in a reported unrealised gain or loss in the profit and loss account.
AMP Capital Investors Limited manages investment portfolios on behalf of the Company. The Company seeks to reduce its interest rate risk through the use of investment portfolios as a hedge against the insurance liabilities of the Company. To the extent that these assets and liabilities can be matched, unrealised gains or losses on revaluation of liabilities resulting from interest rate movements will be offset by unrealised losses or gains on revaluation of investment assets.
The Company uses derivatives to manage the interest rate risk on its other interest sensitive assets and liabilities set out in Note 25(a).
The Company’s exposure to interest rate risks and the effective interest rates of financial assets and liabilities at the reporting date, are as follows:

TGI Australia ABN 12 000 041 458	28 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
26. FINANCIAL INSTRUMENTS AND DERIVATIVES (continued)

				Fixed interest rate
	Floating			Maturing in				Non		Weighted
	Interest	0-1	1-2	2-3	3-4	4-5	> 5	Interest		Average
	Rate	year	years	years	years	years	years	Bearing	Total	Interest
For the year ended 2006	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	rate

Financial Assets

Receivables								7,458	7,458
Debtors and Reinsurance								44,388	44,388
Cash at bank	971								971	4.90%
Cash Trusts	1,621								1,621	6.00%
Other Trusts								7,240	7,240
Government and Semi- government stocks and bonds		1,364	13,502				18,737		33,603	5.79%
Corporate bonds		11,093	7,498	9,110	3,949	3,232	7,777		42,659	6.64%
Deposits on Futures								287	287
Derivatives								(114)	(114)
Related Party Loan		58,715							58,715	7.06%

Total Financial Assets	2,592	71,172	21,000	9,110	3,949	3,232	26,514	59,259	196,828

Financial Liabilities

Payables								1,490	1,490

Total Financial Liabilities	—	—	—	—	—	—	—	1,490	1,490

				Fixed interest rate
	Floating			Maturing in				Non		Weighted
	Interest	0-1	1-2	2-3	3-4	4-5	> 5	Interest		Average
	Rate	year	years	years	years	years	years	Bearing	Total	Interest
For the year ended 2005	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	rate

Financial Assets

Receivables								6,978	6,978
Debtors and Reinsurance								43,711	43,711
Cash at bank	437								437	4.48%
Cash Trusts	1,191								1,191	5.44%
Other Trusts								11,535	11,535
Government and Semi- government stocks and bonds		12,128	3,084	10,568	3,732	653	28,435		58,600	5.12%
Corporate bonds		8,662	12,744	12,121	6,901	5,644	8,701		54,773	5.81%
Deposits on Futures								106	106
Derivatives								288	288
Related Party Loan		45,013							45,013	6.79%

Total Financial Assets	1,628	20,790	15,828	22,689	10,633	6,297	37,136	62,618	222,632

Financial Liabilities

Payables								2,224	2,224

Total Financial Liabilities	—	—	—	—	—	—	—	2,224	2,224

TGI Australia ABN 12 000 041 458	29 of 31

TGI Australia Ltd
Notes to the financial statements for the year ended 31 December 2006
27. CAPITAL ADEQUACY

	$’000	$’000

Tier 1 Capital
Paid-up ordinary shares	30,000	30,000
General reserves	—	—
Retained earnings	56,452	55,553
Current year earnings	5,330	20,899
Excess technical provisions (net of tax)	—	—
Less : deductions	(5,683)	(27,799)

Net Tier 1 Capital	86,099	78,653

Net Tier 2 Capital	—	—

Total Capital Base	86,099	78,653

Minimum Capital Requirement	19,769	43,829

Capital adequacy multiple	4.36	1.79
The entity complies with Prudential Standard GPS110 and the requirements set out in its insurance licence.

TGI Australia ABN 12 000 041 458	30 of 31

Report of Independent Auditors
The Board of Directors of TGI Australia Limited
We have audited the accompanying balance sheets of TGI Australia Limited as of December 31, 2006 and 2005, and the related income statements, statements of changes in equity, and cash flow statements for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TGI Australia Limited at December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
/s/ Ernst & Young
Sydney, Australia
May 15, 2008
Liability limited by a scheme
approved under Professional
Standards Legislation